                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                             Wells Fargo & Company
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                                          [Logo of Wells Fargo]

                                March 20, 2002

Dear Stockholder:

   The annual meeting of stockholders will be held on Tuesday, April 23, 2002 at 1:00 p.m., Pacific daylight time, in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California.

   At the annual meeting you will be asked to elect directors, to increase the number of shares available for awards under the Long-Term Incentive Compensation Plan, to ratify the appointment of independent auditors for the year 2002, and to vote on a stockholder proposal requesting that the Board of Directors eliminate the Company's rights plan.

   For reasons explained in the accompanying proxy statement, the Board of Directors recommends that you vote FOR the director nominees, FOR the proposals in Items 2 and 3, and AGAINST the stockholder proposal in Item 4.

   We hope that you will be able to attend the meeting. If you have a disability and need an accommodation in order to attend the meeting, please contact the Corporate Secretary, at least one week in advance of the meeting, at Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479, telephone 612-667-8655. Whether or not you expect to attend, to make sure that your vote is received, please vote promptly by mail, telephone, or Internet as instructed on the back of the proxy card. Thank you for your interest in the Company.

                                          Sincerely,

                                          /s/ Richard M. Kovacevich

                                          Richard M. Kovacevich
                                          Chairman, President and Chief
                                          Executive Officer

                       ---------------------------------

     Please vote promptly by  mail, telephone, or Internet regardless of whether you plan to attend the meeting. You may later
             decide to vote in person  at the meeting, or you
                may  revoke  your   proxy  for  any  other
                    reason  at any  time before  it is
                        voted.

                       ---------------------------------

                         [Wells Fargo & Company Logo]

                   Notice of Annual Meeting of Stockholders

                                April 23, 2002

To the Holders of
Common Stock of Wells Fargo & Company:

   The annual meeting of stockholders of Wells Fargo & Company (the "Company") will be held in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California, on Tuesday, April 23, 2002, at 1:00 p.m., Pacific daylight time. The purpose of the meeting is to:

  1. Elect directors.

  2. Vote on a proposal to increase the number of shares of common stock available for awards under the Long-Term Incentive Compensation Plan by 50,000,000.

  3. Vote on a proposal to ratify the appointment by the Board of Directors of KPMG LLP to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2002.

  4. Vote on a stockholder proposal requesting that the Board of Directors eliminate the Company's rights plan.

  5.  Act on any other matters that may properly come before the meeting.

   The Board recommends that stockholders vote FOR the director nominees named in the accompanying proxy statement, FOR Items 2 and 3, and AGAINST Item 4.

   Only holders of common stock at the close of business on March 5, 2002 may vote at the annual meeting or at any adjournment thereof. A list of stockholders of record who may vote at the meeting will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the meeting. The list will be available for at least ten days before the meeting at the office of the General Counsel of the Company, 633 Folsom Street, San Francisco, California.

                                          By Order of the Board of Directors,


                                          /s/ Laurel A. Holschuh

                                          Laurel A. Holschuh
                                          Secretary

March 20, 2002

                               Table of Contents

                                                                      Page No.
                                                                      --------
About the Annual Meeting.............................................     1
Stock Ownership......................................................     4
Item 1--Election of Directors........................................     6
The Board of Directors and Committees................................    10
Executive Compensation (How the Company Pays Its Executive
 Officers)...........................................................    16
Stock Performance....................................................    21
Compensation Tables and Information..................................    22
Other Information About Directors and Executive Officers.............    32
Item 2--Increase Shares Available for the Long-Term Incentive
 Compensation Plan...................................................    39
Item 3--Appointment of Independent Auditors..........................    43
Item 4--Stockholder Proposal Requesting that the Board of Directors
 Eliminate the Company's Rights Plan.................................    45
Additional Information...............................................    47
Exhibit A--Wells Fargo & Company Audit and Examination Committee
 Charter ............................................................   A-1

                         [Wells Fargo & Company Logo]

                             420 Montgomery Street
                        San Francisco, California 94104

                         -----------------------------

                                Proxy Statement

                         -----------------------------

   The Board of Directors of Wells Fargo & Company is soliciting proxies from its stockholders to be used at the annual meeting on Tuesday, April 23, 2002. This proxy statement contains information related to the annual meeting. This proxy statement and the proxy card were mailed to stockholders of the Company beginning on or about March 20, 2002. Certain information appearing in this proxy statement reflects that in November 1998, Norwest Corporation changed its name to "Wells Fargo & Company" upon the merger (the "Merger") of the former Wells Fargo & Company (the "former Wells Fargo") into a wholly-owned subsidiary of Norwest Corporation. Norwest Corporation as it existed before the Merger is referred to as the "former Norwest." As used in this proxy statement, the "Company" refers to the corporation named Norwest Corporation before the Merger and now named Wells Fargo & Company.

                           ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

   At the annual meeting, stockholders will be asked to elect directors, to approve an increase in the number of shares of the Company's common stock that may be awarded under the Long-Term Incentive Compensation Plan, to ratify the appointment of independent auditors for the year 2002, and to vote on a stockholder proposal relating to the Company's rights plan.

Will stockholders be asked to vote on any other matters?

   As far as the Company's Board of Directors and management know, stockholders at the meeting will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Who is entitled to vote at the annual meeting?

   Only stockholders of record at the close of business on March 5, 2002 may vote at the meeting. On March 5, 2002, the record date for the meeting, there were 1,706,480,505 shares of common stock outstanding. Each outstanding share is entitled to one vote.

What are the Board's recommendations on how to vote my shares?

   The Board recommends that stockholders vote:

  .  FOR the election of directors named in this proxy statement (Item 1).

  . FOR the increase in the number of shares of the Company's common stock available for awards under the Long-Term Incentive Compensation Plan (Item 2).

  . FOR the ratification of the appointment of KPMG LLP as independent auditors for the year 2002 (Item 3).

  . AGAINST the stockholder proposal requesting that the Board of Directors eliminate the Company's rights plan (Item 4).

How do I vote? Can I vote by telephone or Internet?

   You can vote your shares of common stock in person at the annual meeting or by proxy by returning your signed proxy card, by telephone or Internet. The deadline for voting by telephone or Internet is 12 noon, Central daylight time, on April 22, 2002.

   If your shares of common stock are voted by proxy, the shares will be voted as you instruct. If you vote by returning your signed proxy card, but you do not give any voting instructions on your proxy card, your shares will be voted by the persons named in the proxy card by following the Board's recommendations given above.

Can I change my vote?

   Yes. You can revoke your signed proxy card at any time before it is voted-- either by signing and returning a proxy card with a later date or by attending the annual meeting in person and voting your shares by ballot at the meeting. If you have voted your shares by telephone or Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date that is later than your last telephone or Internet vote.

How do I vote my shares held in the Company's 401(k) Plan or Stock Purchase Plan or in the Wells Fargo Financial Thrift and Profit Sharing Plan?

   If you participate in the Company's 401(k) Plan or its Stock Purchase Plan, or both plans, you will receive a single instruction and proxy card that reflects all shares you may vote under each of these plans, either with a copy of this proxy statement or, if you are a participant in one of these plans who also has a Company e-mail address, after you were notified by e-mail that you can review a copy of this proxy statement on the Internet. If you are an employee of a Wells Fargo Financial subsidiary of the Company who participates in the Thrift and Profit Sharing Plan (the "WFF Thrift Plan") and has elected to invest any portion of your WFF Thrift Plan account in the Company's common stock, you will receive with a copy of this proxy statement an instruction card that reflects all shares you may vote under that plan. Under the terms of the Company's 401(k) Plan and the WFF Thrift Plan, all shares held by the 401(k) Plan and the WFF Thrift Plan are voted, in the case of the 401(k) Plan, by Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee") or, in the case of the WFF Thrift Plan, by JPMorgan Chase Bank as trustee (the "Thrift Plan Trustee"), but you have the right to instruct the Trustee or the Thrift Plan Trustee (as applicable) to vote any shares of the Company's common stock allocable to your 401(k) Plan or your WFF Thrift Plan account as of March 5, 2002, the record date for the annual meeting. Under the Stock Purchase Plan, you can vote all your Stock Purchase Plan shares directly. You can instruct the Trustee how to vote your 401(k) Plan shares and/or vote your Stock Purchase Plan shares or instruct the Thrift Plan Trustee how to vote your WFF Thrift Plan shares by marking and returning the 401(k) Plan and Stock Purchase Plan instruction and proxy card or the WFF Thrift Plan instruction card. In the case of the Company's 401(k) Plan and the Stock Purchase Plan only, you can also give your voting instructions by telephone or by using the Internet following the instructions on the card. The deadline for giving your voting instructions to the Trustee or the Thrift Plan Trustee and for voting your Stock Purchase Plan shares, whether by mail, by telephone or Internet is 11:59 p.m., Central daylight time, on April 18, 2002. With respect to your 401(k) Plan or WFF Thrift Plan shares only, the Trustee or the Thrift Plan Trustee (as applicable) will have the votes from all participants received by the deadline tabulated and will determine the ratio of votes for and against each item. The Trustee or the Thrift Plan Trustee will then vote all shares held in the 401(k) Plan or the WFF Thrift Plan according to these ratios.

Who pays the cost for soliciting proxies?

   The cost of soliciting proxies will be paid by the Company. The Company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation for a fee of $15,000 plus out-of-pocket expenses. Proxies may also be solicited by employees and directors of the Company by mail, telephone, fax, e-mail, or in person.

What vote is required to approve each item?

    . To Elect Directors:       Under Delaware law, directors are elected by a
                                plurality of the shares voted, so the 17
                                nominees receiving the greatest number of votes
                                will be elected.

    . To Approve Other Matters: Delaware law requires the affirmative vote of a majority of the shares represented and entitled to vote at the meeting to approve the increase in the shares available for awards under the Long-Term Incentive Compensation Plan (Item 2), the appointment of independent auditors (Item
                                3), and the stockholder proposal requesting that the Board of Directors eliminate the Company's rights plan (Item 4).

How is the vote counted?

   A quorum consisting of the holders of a majority of the outstanding shares of common stock on the record date must be present in person or represented by proxy for the transaction of business at the annual meeting. Shares present in person at the meeting that are not voted for a director nominee or shares present by proxy where the stockholder has withheld authority to vote for a nominee will be counted in determining whether a quorum is present, but will not count toward a nominee's plurality. Shares properly voted as "ABSTAIN" on a particular matter are considered as shares present at the meeting for quorum purposes but are treated as having voted against the matter.

   If a stockholder holds shares through a broker, stock exchange rules prohibit a broker from voting shares held in a brokerage account on some proposals (a "broker non-vote") unless the beneficial owner has given voting instructions to the broker. Shares that are subject to a broker non-vote are counted for determining the quorum but not as having voted. Under New York Stock Exchange rules, a member broker may not vote in its discretion on Item 4, the stockholder proposal being presented at the annual meeting.

Is my vote confidential?

   Yes. It is the Company's policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders' meeting except (i) to meet legal requirements; (ii) to assert claims for or defend claims against the Company; (iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) if a proxy solicitation in opposition to the Board of Directors takes place; or (v) to respond to stockholders who have written comments on proxy cards or who have requested disclosure. Inspectors of election and those who count stockholder votes may not be employees of the Company but may be employees of an affiliated bank who have been instructed to comply with this policy.

                                STOCK OWNERSHIP

Does any stockholder own more than 5% of the Company's common stock?

   The Company does not know of any person or group that beneficially owned more than 5% of its common stock on December 31, 2001. A person is the beneficial owner of securities, as defined by the Securities and Exchange Commission, if he or she has or shares voting or investment power for such securities or has the right to obtain beneficial ownership within 60 days after such date.

How much stock do the Company's directors and executive officers own?

   The table below shows for current directors, executive officers named in the Summary Compensation Table on page 22 of this proxy statement, and all directors and executive officers as a group, the shares of common stock beneficially owned as of February 28, 2002 unless otherwise indicated and phantom common shares credited to plan accounts as of January 1, 2002.

                                       Amount and Nature of Ownership(1)
                          ------------------------------------------------------------
                                (a)                (b)              (c)         (d)
                                           Options Exercisable
                          Shares of Common  within 60 Days of    Phantom
          Name             Stock(2)(3)(4)        2/28/02       Shares(5)(6)   Total
------------------------  ---------------- ------------------- ------------ ----------
Les Biller                     543,112          1,669,359        205,090     2,417,561
J.A. Blanchard III               1,983              6,922         13,323        22,228
Michael R. Bowlin                1,067             26,082          2,320        29,469
David A. Christensen            21,164              6,922         74,753       102,839
Spencer F. Eccles            3,063,836            565,184            817     3,629,837
C. Webb Edwards                 36,490            512,024         20,744       569,258
Susan E. Engel                   1,000              6,922          7,655        15,577
David A. Hoyt                   52,042            690,091         13,814       755,947
Robert L. Joss                 216,880              6,157             --       223,037
Reatha Clark King               18,006              6,922         12,205        37,133
Richard M. Kovacevich        1,403,191          3,064,596        126,091     4,593,878
Richard D. McCormick            23,567              6,922         29,073        59,562
Cynthia H. Milligan              7,313              6,922          8,376        22,611
Benjamin F. Montoya              2,678              6,922         12,349        21,949
Mark C. Oman                   321,389            670,723         31,395     1,023,507
Philip J. Quigley               17,487             41,262         14,975        73,724
Donald B. Rice                  73,357             21,922         10,209       105,488
Judith M. Runstad                3,423             11,542             --        14,965
Susan G. Swenson                 2,157             28,602          9,099        39,858
Chang-Lin Tien                   3,393              3,309         37,247        43,949
Michael W. Wright                9,074              6,922         33,782        49,778
All directors and
 executive officers as a
 group (34 individuals)      7,127,654         11,114,542        882,929    19,125,125

--------
(1) Each individual and all directors and executive officers as a group own less than 1% of the Company's outstanding shares of common stock. Except as may otherwise be stated in the footnotes below, each director and executive officer has sole voting and investment power for all shares of common stock shown opposite his or her name.

(2) Includes 44,354 shares of restricted stock held by Richard M. Kovacevich and 14,100 shares of restricted stock beneficially owned by an executive officer.

(3) Amounts include shares of common stock allocated to the accounts of executive officers and three directors under the Wells Fargo & Company 401(k) Plan as of February 1, 2002.

(4) For the following directors and executive officers and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power: Les Biller, 147,815 shares held by his spouse directly or as trustee, and 46,442 shares held in a foundation of which he is a co-trustee; Michael R. Bowlin, 1,067 shares held in a trust of which he is co-trustee; David A. Christensen, 21,164 shares held in a trust of which he is co-trustee; Spencer F. Eccles, a total of 2,172,158 shares held in a foundation of which he is a director, in trusts of which he is a trustee, under powers of attorney granted to him or as to which he otherwise has or shares voting or investment power; Reatha Clark King, 2,147 shares held in a Keogh plan and 1,340 shares held jointly with her spouse; Richard M. Kovacevich, 1,880 shares held by his spouse and 3,313 shares held in trusts for his children of which he is co-trustee; Benjamin F. Montoya, 300 shares held as attorney-in-fact for his mother; Mark C. Oman, 266,342 shares held jointly with his spouse and 30,000 shares held in a family limited liability company; Philip J. Quigley, 17,487 shares held in a trust of which he is co-trustee; Donald B. Rice, 39,000 shares held in a Keogh plan and 1,520 shares held by his spouse; Judith M. Runstad, 1,000 shares held by her spouse; for all directors and executive officers as a group, 1,669,243 shares held by, for, or with members of their immediate families, 83,631 shares held in trusts of which they are beneficiaries, and 116,282 shares held in foundations of which they are directors or trustees.

(5) Amounts include phantom shares credited to the accounts of executive officers as of January 1, 2002, pursuant to deferrals made under the terms of various compensation and deferral plans maintained by the Company.

(6) Amounts include phantom shares credited to the accounts of directors as of January 1, 2002, pursuant to deferrals made under the terms of various compensation and deferral plans for the directors described on page 13 under the heading "Director Compensation."

                         ITEM 1--ELECTION OF DIRECTORS

Directors Standing for Election

   The Board has set 17 directors as the number to be elected at the annual meeting and has nominated the individuals named below. All nominees are currently directors of the Company.

   Directors are elected to hold office until the next annual meeting and until their successors are elected and qualified. All nominees have informed the Company that they are willing to serve as directors. If any nominee is no longer a candidate for director at the annual meeting, the proxyholders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion.

   Biographical information about each director appears below. Except for information about his stock ownership and certain loan and other transactions, no information is being given about Chang-Lin Tien, who is retiring as a director at the 2002 annual meeting.

[PHOTO] Leslie S. Biller Mr. Biller, 54, has served as vice chairman and chief operating officer of the Company since November 1998. He served as president and chief operating officer of the former Norwest from February 1997 to November 1998 and as executive vice president and head of South Central Community Banking from 1990 until February 1997. Mr. Biller is also a director of Ecolab Inc. He became a director of the former Norwest in 1997.


[PHOTO] J. A. Blanchard III Mr. Blanchard, 59, has been chairman and chief executive officer of eFunds Corporation in Scottsdale, Arizona, since June 2000. He also served as chairman, president, and chief executive officer of Deluxe Corporation from May 1995 until December 2000. eFunds Corporation, a spin-off corporation of Deluxe Corporation, offers electronic payment, payment protection, and related professional services to the financial and retail industries. Mr. Blanchard is also a director of eFunds Corporation and ADC Telecommunications Inc. He became a director of the former Norwest in 1996.


[PHOTO] Michael R. Bowlin Mr. Bowlin, 59, served as chairman and chief executive officer of Atlantic Richfield Company ("ARCO"), an integrated petroleum products company in Los Angeles, California, from July 1995 until his retirement in April 2000. Mr. Bowlin also serves as a director of Edwards Lifesciences Corporation and FMC Technology, Inc. He became a director of the former Wells Fargo in 1996.


[PHOTO]

                David A. Christensen Mr. Christensen, 66, served as president and chief executive officer of Raven Industries, Inc., a diversified manufacturer of plastics, electronics, and special-fabric products in Sioux Falls, South Dakota, from 1971 until his retirement in August 2000 and continues to serve as a director. He also serves as a director of Beta Raven, Inc., Medcomp Software, Inc., and Xcel Energy. Mr. Christensen became a director of the former Norwest in 1977.

[PHOTO] Spencer F. Eccles Mr. Eccles, 67, became chairman of the Company's Intermountain Banking Region and a director of the Company in October 2000. Prior to that date, he served as chairman and chief executive officer of First Security Corporation from January 1982 until October 2000, when it merged with a wholly-owned subsidiary of the Company. Mr. Eccles also serves as a director of Union Pacific Corporation and as a trustee of Intermountain Health Care.


[PHOTO] Susan E. Engel Ms. Engel, 55, has been chairwoman and chief executive officer of Department 56, Inc., a designer and marketer of collectibles and specialty giftware in Eden Prairie, Minnesota, since November 1996. Ms. Engel also serves as a director of Department 56, Inc. and SUPERVALU INC. She became a director of the former Norwest in 1998.


[PHOTO] Robert L. Joss Mr. Joss, 60, became Philip H. Knight professor and dean of the Graduate School of Business at Stanford University in September 1999. From 1993 to 1999, he served as chief executive officer and managing director of Westpac Banking Corporation, Australia's second largest banking organization. Prior to joining Westpac, Mr. Joss held a variety of positions at Wells Fargo Bank, N.A., including vice chairman from 1986 to 1993. He is also a director of BEA Systems, Inc. and E.piphany, Inc. Mr. Joss became a director of the Company in 1999.


[PHOTO] Reatha Clark King Dr. King, 63, has been president and executive director of the General Mills Foundation, a corporate foundation in Minneapolis, Minnesota, since 1988. She also serves as a vice president of General Mills, Inc., with responsibility for its citizenship programs. She is a director of Exxon Mobil Corporation, H.B. Fuller Company, and Minnesota Mutual Companies, Inc. Dr. King became a director of the former Norwest in 1986.


[PHOTO] Richard M. Kovacevich Mr. Kovacevich, 58, has served as president and chief executive officer of the Company since November 1998, and also became chairman in April 2001. From January 1993 to November 1998, he served as chief executive officer of the former Norwest. During that time he also served as president through January 1997 and as chairman from May 1995 to November 1998. Mr. Kovacevich also serves as a director of Cargill, Incorporated and Target Corporation. Mr. Kovacevich became a director of the former Norwest in 1986.

[PHOTO] Richard D. McCormick Mr. McCormick, 61, served as chairman of the board of U S WEST, Inc., a telecommunications and data networking company in Denver, Colorado, from June 1998 until his retirement in 1999. From May 1992 to June 1998, he had been chairman, president, and chief executive officer of U S WEST, Inc. Mr. McCormick also serves as a director of Health Trio, Inc., United Airlines Corporation, and United Technologies Corporation. He became a director of the former Norwest in 1983.


[PHOTO] Cynthia H. Milligan Ms. Milligan, 55, has served as dean of the College of Business Administration at the University of Nebraska-Lincoln since June 1998. From 1991 to 1998, she was president and chief executive officer of Cynthia Milligan & Associates in Lincoln, Nebraska, a consulting firm to financial institutions. Ms. Milligan also serves as a director of InfoUSA Inc., Calvert Funds, and Raven Industries, Inc. She became a director of the former Norwest in 1992.


[PHOTO] Benjamin F. Montoya Mr. Montoya, 66, became chief executive officer and a director of Smart Systems Technologies, Inc., a home automation and energy management systems company, in Albuquerque, New Mexico, in June 2001. He served as chairman and chief executive officer of Public Service Company of New Mexico from June 2000 until his retirement in October 2000. From 1993 until June 2000, he had been president and chief executive officer of Public Service Company of New Mexico, and beginning in June 1999, also served as chairman of the board. He is also a director of Brown and Caldwell, The Environmental Company, Jacobs Engineering Group, Inc., and Public Service Company of New Mexico. Mr. Montoya became a director of the former Norwest in 1996.


[PHOTO] Philip J. Quigley Mr. Quigley, 59, served as chairman, president, and chief executive officer of Pacific Telesis Group, a telecommunications holding company, from 1994 until his retirement in December 1997. He also serves as a director of SRI International, Nuance Communications, Inc., Vina Technologies, Inc., and as an advisory director of Thomas Weisel Partners LLC. Mr. Quigley became a director of the former Wells Fargo in 1994.


[PHOTO] Donald B. Rice Mr. Rice, 62, has been president, chief executive officer, and a director of Agensys, Inc. (formerly UroGenesys, Inc.), a biotechnology research and development company in Santa Monica, California, since 1996. He is also a director and serves as chairman of the board of Scios, Inc., and as a director of Amgen Inc., Vulcan Materials Company, and Unocal Corporation. Mr. Rice served as a director of the former Wells Fargo from 1980 to 1989, and rejoined the board of the former Wells Fargo in 1993.

[PHOTO] Judith M. Runstad Ms. Runstad, 57, is of counsel to Foster Pepper & Shefelman PLLC, a law firm in Seattle, Washington, and was a partner of the firm from 1979 to 1998. She specializes in real estate development, land use, and environmental law. She is also a director of SAFECO Corporation and Potlatch Corporation. Ms. Runstad became a director of the former Wells Fargo in May 1998.


[PHOTO] Susan G. Swenson Ms. Swenson, 53, has served as president and chief operating officer of Leap Wireless International, Inc., a wireless communications carrier in San Diego, California, since July 1999. From 1994 to 1999, she was president and chief executive officer of Cellular One, a cellular telecommu-nications company in South San Francisco, California. She is also a director of General Magic, Inc. and Palm, Inc. Ms. Swenson became a director of the former Wells Fargo in 1994.


[PHOTO] Michael W. Wright Mr. Wright, 63, served as chairman, president, and chief executive officer of SUPERVALU INC., a food distributor and retailer headquartered in Minneapolis, Minnesota, from 1982 until June 2000, and as chairman and chief executive officer until June 2001. He continues to serve as chairman and a director. He is also a director of Canadian Pacific Railway Limited, Cargill, Incorporated, Honeywell International Inc., and S. C. Johnson & Son, Inc. Mr. Wright became a director of the former Norwest in 1991.

                     THE BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board

   The Board of Directors held six regular meetings during 2001. The Board has established committees, including committees with audit, compensation, and nominating responsibilities, that also met during 2001. Director attendance at these meetings averaged 91% during 2001. Each director attended 75% or more of the total number of Board and committee meetings on which he or she served, except Chang-Lin Tien, due to health reasons. Mr. Tien is retiring as a director of the Company at the 2002 annual meeting.

Committees of the Board

   Audit and Examination Committee

   Members:              Philip J. Quigley (Chair)    Benjamin F. Montoya
                         J. A. Blanchard III          Judith M. Runstad
                         Reatha Clark King            Susan G. Swenson
                         Cynthia H. Milligan

   Purpose: Assists the Board of Directors in fulfilling its responsibilities to oversee management activities related to internal control, accounting, and financial reporting policies and auditing practices.

                         Reviews the independence of the outside auditors and the objectivity of internal auditors and the adequacy and reliability of disclosures to stockholders.

                         Performs the audit committee and fiduciary audit committee functions on behalf of the Company's bank subsidiaries in accordance with federal banking regulations.

   Number of Meetings in 2001:
                         Four

   Board Affairs Committee

   Members:              Donald B. Rice (Chair)       Philip J. Quigley
                         J. A. Blanchard III          Susan G. Swenson
                         David A. Christensen         Michael W. Wright
                         Cynthia H. Milligan

   Purpose: Provides advice and assistance relating to corporate governance, the organization and function of the Board and its committees, selection of members for the Board and appointments to its committees, and director compensation.

                         Reviews and makes recommendations on matters relating to the effectiveness of the Board, including the Board meeting schedule, its agenda, and information provided to the Board.

                         The Committee Chair also contributes to the agenda for, and presides at executive sessions of the Board at which management directors are not present other than sessions involving executive compensation, at which the Chair of the Human Resources Committee presides.

                         As part of its nominating responsibilities, the Board Affairs Committee will consider qualified nominees recommended by a stockholder if the recommendation is made in writing to the Secretary of the Company no later than the December 31 before the annual meeting. Any recommendation must include sufficient information to enable the Committee to evaluate the qualifications of the proposed nominee.

   Number of Meetings in 2001:
                         Two

   Credit Committee

   Members:              David A. Christensen (Chair) Robert L. Joss
                         J.A. Blanchard III           Philip J. Quigley
                         Spencer F. Eccles            Susan G. Swenson
                         Susan E. Engel               Michael W. Wright

   Purpose: Reviews and reports to the Board on credit policies and examination reports, trends in domestic and international loans outstanding, and the adequacy of the allowance for credit losses.

   Number of Meetings in 2001:
                         Three

   Finance Committee

   Members:              Richard D. McCormick (Chair) Reatha Clark King
                         Michael R. Bowlin            Benjamin F. Montoya
                         Spencer F. Eccles            Judith M. Runstad
                         Susan E. Engel

   Purpose: Reviews and reports to the Board on strategies for achieving financial objectives, financial performance, proposed debt and equity issues, dividends, various funding requirements, and certain capital expenditures.

                         Reviews policies and procedures and status of financial risk management programs regarding investment portfolio composition, interest sensitivity and liquidity, capital funding and debt structures, and derivatives usage.

   Number of Meetings in 2001:
                         Three

   Human Resources Committee

   Members:              Michael W. Wright (Chair)    Robert L. Joss
                         Michael R. Bowlin            Richard D. McCormick
                         David A. Christensen         Donald B. Rice
                         Susan E. Engel

   Purpose: Approves compensation arrangements for senior management, other than those administered by the
                         Section 162(m) Committee.

                         Recommends adoption of benefit and compensation plans to the Board and approves plan awards to senior management.

                         Monitors and evaluates management succession plans.

                         The Committee Chair also coordinates the evaluation of the Chief Executive Officer and presides at executive sessions of the Board at which this evaluation is discussed.

   Number of Meetings in 2001:
                         Three

   Section 162(m) Committee

   Members:              Michael W. Wright (Chair)    Susan E. Engel
                         Michael R. Bowlin            Richard D. McCormick
                         David A. Christensen         Donald B. Rice

   Purpose: Establishes performance goals at the beginning of each fiscal year and awards incentive compensation under the Company's Performance-Based Compensation Policy for executive officers who achieve these goals.

                         Also determines stock-based compensation awards to executive officers under the Company's Long-Term Incentive Compensation Plan.

                         Members of this Committee are all members of the Human Resources Committee who qualify as outside directors under Section 162(m) of the Internal Revenue Code and related Internal Revenue Service ("IRS") regulations. Robert L. Joss, who is a member of the Human Resources Committee, is not a member of the Section 162(m)

                         Committee because he was an officer of the former Wells Fargo during a period that ended in 1993, and thus not a qualified outside director under IRS rules.

   Number of Meetings in 2001:
                         One
Director Compensation

   Annual Compensation. The annual retainer for non-employee directors is paid in the form of cash and shares of common stock. Currently half of the annual retainer for non-employee directors is paid in common stock under the 1999 Directors Formula Stock Award Plan discussed below. Within five years after joining the Board, directors are expected to own Company common stock having a value equal to five times the cash portion of the annual retainer.

   Each non-employee director who served on the Board of the Company during 2001 received a cash retainer at an annual rate of $35,000 plus $1,500 for each Board or committee meeting attended. The Chairs of the Audit and Examination, Board Affairs, Credit, Finance, and Human Resources Committees were paid an additional annual fee of $10,000.

   Directors Formula Stock Award Plan. Under the 1999 Directors Formula Stock Award Plan, a non-employee director who has served on the Board for at least the month of April in any year and is re-elected as a director at the annual meeting of stockholders held that year or who is elected to the Board before September 30 in that year will receive as of the date of his or her election an award of shares of Company common stock worth $35,000. Non-employee directors who are elected to the Board at other times and who attend at least one meeting receive an award of Company stock worth $17,500. For their service on the Board for 2001, all current non-employee directors received 737 shares of common stock under this plan as of April 24, 2001.

   Directors Stock Option Plan. Under the 1999 Directors Stock Option Plan, each non-employee director elected or re-elected at the annual meeting of stockholders receives an option, having a Black-Scholes value of $50,000, to purchase Company common stock at an option exercise price equal to the market value of the common stock as of the date of the meeting. A non-employee director joining the Board at another time will receive a stock option with a prorated value and an option exercise price equal to the market value of the common stock as of the date of joining the Board. The options become exercisable six months after grant and remain exercisable for ten years. Directors who exercise an option under the plan by delivering shares of previously owned common stock or shares purchased in the market are granted a reload option. A reload option allows the director to purchase the same number of whole shares of common stock, at their fair market value on the date the original option was exercised, as were used to pay the option exercise price. A reload option is exercisable at any time during the remaining term of the original option. Under this plan, all current non-employee directors received options to purchase 3,309 shares of common stock at $47.55 per share as of April 24, 2001.

   Deferral Plan. Non-employee directors may defer all or part of their annual retainer, meeting fees, formula stock awards, and gains from the exercise of stock options using previously owned stock. The annual retainer and meeting fees may be deferred into either an interest-bearing account or phantom shares of Company common stock with dividends reinvested. All other deferrals may be made only into phantom shares of Company common stock with the reinvestment of dividends. Deferred amounts are paid in the same form in which they are invested, either in a lump sum or in installments at the election of the director.

   Agreements and Other Transactions with Certain Directors.

   Spencer F. Eccles. The Company entered into an employment agreement with Spencer F. Eccles, the former chairman and chief executive officer of First Security Corporation ("First Security"), effective upon completion of the Company's acquisition of First Security on October 25, 2000 (the "Effective Date"). Under the terms of his employment agreement, Mr. Eccles will serve as the chairman of the Company's Intermountain Banking Region in Salt Lake City, Utah from the Effective Date through August 2004. He will also serve as a director of the Company, subject to the Company's director retirement policy and his election as a director by stockholders.

   From the Effective Date until the Company's 2002 annual meeting, Mr. Eccles will receive (i) an annual base salary no less than his annual base salary in effect immediately prior to April 9, 2000 (the date of the Company's acquisition agreement with First Security) and (ii) an annual cash bonus no less than the annual bonus earned by Mr. Eccles for calendar year 1998 (which bonus will be pro-rated for the partial calendar year in 2002). After the 2002 annual meeting and through August 2004 (the month and year in which Mr. Eccles will reach the age of 70), he will receive a base salary at an annual rate of $800,000. Mr. Eccles will also be entitled to participate in the Company's employee benefit, medical, and other plans and programs generally applicable to the Company's senior executives, excluding certain salary continuation and severance programs, through August 2004.

   Pursuant to his employment agreement, the Company made a cash payment to Mr. Eccles of $1,000,000 on the Effective Date and granted him an initial option to acquire 85,000 shares of the Company's common stock at an exercise price of $43.3125 per share (the market value per share of the Company's common stock on the Effective Date). The initial option vests in three equal installments on October 25, 2001, April 23, 2002, and October 25, 2002. On February 27, 2001, the Company granted Mr. Eccles an additional option pursuant to his employment agreement to acquire 100,000 shares of common stock at an exercise price of $49.58 per share (the market value per share of common stock on that date). This option will vest in full on the date of the Company's 2002 annual meeting. Each of these options has a term of ten years from the respective date of grant, regardless of Mr. Eccles' earlier termination of his employment with the Company.

   Beginning on his 70th birthday, Mr. Eccles will receive an annual retirement benefit of $1,000,000, less the amount of any accrued benefits payable to him under the Company's qualified and non-qualified retirement plans. Upon his death, his current spouse (if she survives him) will receive 50% of Mr. Eccles' retirement benefit. He will also receive a special bonus of $1,500,000 on his 70th birthday. In addition, Mr. Eccles will be entitled to receive post-retirement welfare benefits based on the greater of the benefits he would have been eligible to receive if he had retired at the time the Company completed its acquisition of First Security and the benefits provided to the Company's retired executive officers at any time after the acquisition was completed.

   Mr. Eccles is also entitled to certain payments and benefits if his employment is terminated prior to the Company's 2002 annual meeting either by the Company (other than for cause or Mr. Eccles' death or disability) or by Mr. Eccles for "good reason," or after the 2002 annual meeting and prior to August 31, 2004 if his employment terminates for any reason. Mr. Eccles' employment agreement defines "good reason" to mean the Company's assigning any position, duties, authority, or responsibilities inconsistent with those specified in his employment agreement, failure by the Company to comply (other than inadvertently) with the compensation provisions of his employment agreement, the Company's requiring Mr. Eccles to be based at any location more than 35 miles from Salt Lake City, Utah, an attempt by the Company to terminate Mr. Eccles' employment other than pursuant to the terms of his agreement, or the failure by any successor to the Company's business or substantially all its assets to assume and perform the Company's obligations under his employment agreement. Upon a termination for good reason, Mr. Eccles will be entitled to receive the following payments and benefits: (i) his annual salary through his date of termination plus an amount equal to the annual bonus paid to him for calendar 1998 pro-rated to his termination date;
(ii) an amount equal to (a) the number of months and partial months from the date Mr. Eccles' employment is terminated to the date of the Company's 2002 annual meeting divided by 12, multiplied by (b) the sum of Mr. Eccles' annual base salary and the amount of the bonus paid to him for calendar 1998; (iii) continued medical and dental benefits for Mr. Eccles and his spouse through August 2004; (iv) immediate payment of his special $1,500,000 bonus; and
(v) immediate vesting of the options described above. If Mr. Eccles' employment is terminated by the Company for cause or by him without good reason at any time before the 2002 annual meeting, the Company will provide continued medical and dental benefits to him and his spouse through August 2004 and will begin to pay his retirement benefit (at the rate of $800,000 per year until the date of his 70th birthday). If his employment terminates for any reason after the 2002 annual meeting and prior to August 31, 2004, Mr. Eccles will be entitled to receive continued medical and dental benefits for himself and his spouse, a retirement benefit of $800,000 per year until Mr. Eccles reaches the age of 70, and thereafter the retirement benefit described on page 14.

   Mr. Eccles' employment agreement also obligates the Company to make an additional payment if any payment or distribution received by him under the terms of his employment agreement would result in an excise tax liability so that after the payment of all income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed. Alternatively, if any such payment or distribution does not exceed 110% of the minimum amount for imposition of an excise tax, no additional payment to cover any excise taxes will be paid. Instead, the payment or distribution owed to Mr. Eccles will be reduced to an amount that would not result in any excise tax liability to him.

   Chang-Lin Tien. The Company had a consulting agreement with Chang-Lin Tien, a director of the Company, for a yearly fee of $200,000. Under the agreement, Mr. Tien agreed to advise the Company on its international marketing strategies and to serve on the board of directors of Shanghai Commercial Bank Limited in which the Company has a 20% interest. This agreement was terminated by the Company as of December 31, 2001.

                            EXECUTIVE COMPENSATION
                 (How the Company Pays Its Executive Officers)

Report of the Human Resources and Section 162(m) Committees on Executive Compensation

   This Report on Executive Compensation is furnished jointly by the Board's Human Resources Committee (the "HRC") and the Section 162(m) Committee (the "162(m) Committee") (collectively, the "Committees"). This report describes, using a question-and-answer format, the Committees' objectives and the procedures used to determine 2001 compensation for the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table.

What are the goals of the Company's compensation policies?

   The Company's compensation policies have two goals:

  . To help the Company compete with the largest banking institutions and other large corporations in the United States in attracting and retaining highly qualified individuals as executive officers.

  . To pay executive officers based on their contributions to the Company's performance.

What is the function of the Committees?

   The Committees jointly review competitive compensation data, including salary, bonus, and long-term incentives, from a comparison group of financial institutions for the purpose of establishing overall compensation for executive officers. The HRC sets annual base salaries for executive officers, including the Chief Executive Officer and the executive officers named in the Summary Compensation Table. The 162(m) Committee administers the Company's "Performance-Based Compensation Policy" (the "Performance Policy" or "Policy"), including establishing performance goals at the beginning of each year for each executive officer covered by the Performance Policy, certifying achievement of the goals and determining the amount of annual incentive compensation payable to executive officers who have met their goals, subject to the maximum limit on incentive compensation under the Policy. The 162(m) Committee also determines long-term compensation awards for executive officers in the form of stock options and other stock-based awards under the Company's Long-Term Incentive Compensation Plan (the "LTICP"). The members of the 162(m) Committee include all of the members of the HRC except Robert L. Joss. Because Mr. Joss was an officer of the former Wells Fargo during a period that ended in 1993, he is not considered an "outside director" under Internal Revenue Code regulations.

   More detailed information on the Committees and their procedures for determining compensation for the Chief Executive Officer and the executive officers named in the Summary Compensation Table can be found below under "How does the Company pay its executive officers?"

What is the purpose of the Performance Policy?

   The Company adopted the Performance Policy to comply with Section 162(m) of the Internal Revenue Code with respect to incentive compensation. This law places limits on tax deductions for annual compensation expense in excess of $1,000,000 for each of the executive officers named in the Company's proxy statement. These deduction limits do not apply if:

  .  The amount of the compensation is subject to a maximum;

  . The executive officer has met one or more pre-established business performance goals; and

  . The maximum compensation amount and the business criteria on which the performance goals are based have been approved by stockholders.

   The Performance Policy, which contains these business criteria and the maximum compensation amount, was originally approved by stockholders at the 1994 annual meeting, and was amended and reapproved by stockholders at the 1998 annual meeting.

How does the Company pay its executive officers?

   Compensation for the executive officers named in the Summary Compensation Table consists of annual compensation (base salary and an incentive compensation award under the Policy) and long-term compensation. The HRC sets base salary ranges for executive officers using available compensation data for the prior year from a comparison group of 15 banking organizations. The 162(m) Committee awards annual incentive compensation under the Policy and long-term compensation in the form of stock options under the Company's LTICP to the executive officers named in the Summary Compensation Table. The discussion below applies generally to the 2001 annual salary, incentive compensation, and long-term compensation for Mr. Kovacevich, as Chief Executive Officer of the Company. A more complete description of Mr. Kovacevich's 2001 compensation can be found below under the heading "How is the Chief Executive Officer's compensation determined?"

   Annual Compensation. To establish base salaries and determine final annual incentive compensation awards under the Policy, the Committees considered available competitive compensation data from a comparison group (the "Peer Group"), defined as the 15 largest publicly-traded bank holding companies based on total market capitalization as of December 31, 2000./1/ The Committees consider that these banking organizations, based on their size and prominence in the financial services market, compete directly with the Company for talented management. As a result, these companies set the competitive compensation levels the Company must consider in order to retain and attract talented management.

   Base Salaries. Mr. Kovacevich, as the Company's Chief Executive Officer, recommends the individual base salaries for all other executive officers. The HRC approves base salaries for these executive officers and sets
Mr. Kovacevich's base salary. For these other executive officers, salaries are reviewed each year and adjusted periodically, typically at intervals of 12 months or more. The HRC adjusts salaries after considering the relationship of the executive officer's current salary to the base salary range for the position and after its subjective evaluation of the executive officer's overall performance. Base salaries paid in 2001 to executive officers named in the Summary Compensation Table were near the median of estimated base salaries of the Peer Group.
--------
/1/The banking organizations included in the Peer Group as of December 31, 2000 in addition to the Company are: Bank of America Corporation, Bank of New York Company, Inc., Bank One Corporation, Citigroup, Inc., Fifth Third Bancorp, First Union Corporation (now known as "Wachovia Corporation"), Fleet Boston Financial Corporation, J.P. Morgan Chase & Co., Incorporated, Mellon Financial Corporation, National City Corporation, The PNC Financial Services Group, Inc., Sun Trust Banks, Inc., U.S. Bancorp, and Washington Mutual, Inc. Effective February 27, 2001, Firstar Corporation merged with U.S. Bancorp, with U.S. Bancorp as the surviving company. Although Firstar's market capitalization as of December 31, 2000 would have otherwise ranked it among the Peer Group organizations, the Committee adjusted the market capitalization of U.S. Bancorp as of December 31, 2000 to include Firstar's market capitalization as of that date in order to reflect the merger. The Committee has also included Washington Mutual, Inc. as a member of the Peer Group. Although Washington Mutual is not a bank holding company, the Company competes directly with Washington Mutual for managerial talent.

   Given current economic and market conditions, the HRC did not increase base salaries for 2002 for the executive officers named in the Summary Compensation Table, including Mr. Kovacevich.

   Incentive Compensation. The Policy governs annual incentive compensation for each "covered executive officer." The Policy defines a "covered executive officer" as an individual who, on the last day of a taxable year, is the Chief Executive Officer of the Company or is acting in such capacity or is among the four highest paid executive officers (other than the Chief Executive Officer) of the Company determined under Securities and Exchange Commission rules. Each person named in the Summary Compensation Table is a covered executive officer under the Policy.

   Under the Policy, payment of an incentive compensation award to a covered executive officer depends upon achievement of one or more performance goals. The 162(m) Committee establishes these goals in writing at the beginning of each year. The 162(m) Committee has the discretion under the Policy to reduce the incentive compensation award to a covered executive officer from the maximum award permitted by the Policy, even though the officer may have met the performance goals. In exercising this discretion, the 162(m) Committee reviews available competitive market data from the prior year and reasonable estimates of incentive compensation to be paid by the banking organizations in the Peer Group to their executive officers for the most recently completed year. To set the Chief Executive Officer's incentive compensation award, the 162(m) Committee also considers the quality of the Company's earnings based on the factors discussed below under the heading "How is the Chief Executive Officer's compensation determined?" For covered executive officers other than the Chief Executive Officer, the 162(m) Committee also reviews the Chief Executive Officer's recommendations. In addition, for purposes of 2001 incentive compensation for all executive officers, including the Chief Executive Officer, the 162(m) Committee considered the Company's overall performance for 2001 in light of current economic conditions.

   For 2001, the 162(m) Committee established alternative performance goals for Mr. Kovacevich, as Chief Executive Officer, and for each other covered executive officer. These performance goals were based on the Company's "Earnings Per Share" and "Return on Realized Common Equity," as defined in the Policy.

   The maximum amount of an incentive compensation award payable under the Policy for any year to any covered executive officer who has met one or more of his or her pre-established performance goals may not be greater than eight-tenths of one percent (0.8%) of the Company's Net Income/2/ for the year. Based on the Company's 2001 Net Income, as adjusted pursuant to the Policy, of $4.580 billion, the maximum incentive compensation award payable under the Policy would have been $36,640,000 (0.8% of $4.580 billion).

   For 2001, each covered executive officer, including Mr. Kovacevich, met his performance goals. Based on the 162(m) Committee's certification that the performance goals established by the Committee had been met, its review of projected 2001 executive officer incentive compensation data from the Peer
--------
/2/For purposes of the Policy, the term "Net Income" means the Company's net income as reported in the Company's consolidated financial statements for the applicable year adjusted to eliminate the effect of (1) restatements of prior periods' financial results relating to an acquisition accounted for as a pooling of interests; (2) losses resulting from discontinued operations; (3) extraordinary gains or losses; (4) the cumulative effect of changes in generally accepted accounting principles; and (5) any other unusual, non-recurring gain or loss which is separately identified and quantified in the Company's financial statements. Net income for 2001 was adjusted in accordance with the Policy to eliminate the effect of the second quarter non-cash impairment and other special charges of $1.157 billion (after tax).

Group, and the Company's performance for 2001, the 162(m) Committee awarded to each executive officer named in the Summary Compensation Table an incentive award under the Policy. Each incentive award consists of cash in the amount shown for 2001 in column (d) of the Summary Compensation Table. No covered executive officer, including the Chief Executive Officer, received the maximum incentive compensation award under the Policy.

   Long-Term Compensation. Long-term compensation is provided in the form of stock options granted each year under the LTICP. The purpose of long-term compensation is to increase management ownership of stock and to provide an incentive to executive officers to improve the long-term performance of the Company. Stock options granted by the 162(m) Committee to covered executive officers under the LTICP are considered performance-based compensation under
Section 162(m) of the Internal Revenue Code and are not subject to the Performance Policy. Each executive officer is assigned stock ownership goals to be met by specified dates. Executive officers achieve these goals primarily by exercising stock options and retaining a substantial portion of the stock acquired. Once the basic ownership level is met, the goal continues to increase each time an executive officer exercises a stock option. All executive officers named in the Summary Compensation Table have exceeded their ownership goals.

   In determining original option grants each year, the 162(m) Committee considers the number of shares of common stock owned by the executive officer compared to the executive officer's ownership goal and the stock option grant practices of the Peer Group at the time of grant. The 162(m) Committee also encourages executive officers to achieve their stock ownership goals by including in original option grants a reload feature. If the optionee exercises the original option and pays for the option shares by delivering shares of previously owned common stock or shares purchased in the market, the optionee receives a reload option. Under a reload option, the optionee can purchase the same number of whole shares of stock, at their fair market value on the date the original option is exercised, as were used to pay the option exercise price and related taxes. Reload options are exercisable at any time during the remaining term of the original option. Reload options allow the exercise of the original option early in its term while preserving the executive officer's opportunity for future appreciation in the shares delivered to exercise the original option. The 162(m) Committee believes that the reload feature encourages executive officers to acquire and retain the Company's stock.

   Information with respect to grants under the LTICP made in 2001 to the executive officers named in the Summary Compensation Table appears in the table headed "Option/SAR Grants in Last Fiscal Year" (page 24).

   Other Compensation. Executive officers also receive various perquisites and supplemental retirement benefits of a type and value comparable to those made available to executive officers of Peer Group banking organizations. They also receive retirement and medical benefits generally available to the Company's employees.

How is the Chief Executive Officer's compensation determined?

   The HRC determined Mr. Kovacevich's 2001 salary based on the salary procedures described above for covered executive officers. With respect to Mr. Kovacevich's incentive award under the Policy, the 162(m) Committee certified that Mr. Kovacevich had met his performance goals based on the Company's 2001 Return on Realized Common Equity and Earnings Per Share, as determined pursuant to the Policy. The 162(m) Committee concluded that Mr. Kovacevich was eligible to receive the maximum incentive compensation award under the Policy, but used its discretion to reduce the award.

   In exercising its discretion, the 162(m) Committee evaluated the Company's overall performance for 2001 in light of current economic conditions. The Committee also reviewed the quality of the Company's earnings based on the following factors (including a review of each of these factors, as applicable, on a "cash return" basis): return on common equity, return on assets, earnings per share growth, cash efficiency ratio, growth in common stock price per share and total market capitalization as of December 31, 2001, total consolidated assets as of December 31, 2001, loan loss reserves and non-performing assets as a percentage of assets, non-performing loans as a percentage of total loans, and Tier 1 capital. The 162(m) Committee also compared the Company's performance to that of the banking organizations included in the Peer Group using these same factors. The Committee considered this comparison of less importance in making its final determination with respect to 2001 compensation, noting in particular the prevalence of special provisions taken by a number of Peer Group organizations for extraordinary credit losses, venture capital losses, and other restructurings that affected Peer Group financial results generally. The 162(m) Committee ultimately exercised its discretion to set Mr. Kovacevich's 2001 incentive award based on
(a) its evaluation of the Company's 2001 overall performance, balancing in particular the Company's strong growth in core earnings and good expense control against the losses attributable to venture capital investments and credit losses and (b) the aggregate compensation paid by Peer Group banking organizations to their chief executive officers.

   Based on Mr. Kovacevich's achievement of his performance goals, and the 162(m) Committee's exercise of its discretion under the Policy, the 162(m) Committee awarded incentive compensation for 2001 to Mr. Kovacevich of $2,400,000, which represents approximately 44% of the amount of his 2000 incentive compensation award.


Members of the Human Resources            Members of the Section 162(m)
Committee:                                Committee:
   Michael W. Wright, Chair                  Michael W. Wright, Chair
   Michael R. Bowlin                         Michael R. Bowlin
   David A. Christensen                      David A. Christensen
   Susan E. Engel                            Susan E. Engel
   Robert L. Joss                            Richard D. McCormick
   Richard D. McCormick                      Donald B. Rice
   Donald B. Rice

                               STOCK PERFORMANCE

   The graphs presented below compare the cumulative total return on the Company's common stock for the five- and ten-year periods ended December 31, 2001, with the cumulative total returns for the same periods for the S&P 500 Index and the Keefe, Bruyette and Woods 50 Total Return Index (the "KBW 50 Index").

   The cumulative total stockholder return computations in the graphs assume the investment of $100 in Company common stock, the S&P 500 Index, and the KBW 50 Index. For purposes of these graphs, the stock performance used to compute total stockholder return for the Company for all years prior to 1998 is the stock performance of the former Norwest, as the ongoing company after the Merger.

                             Five-Year Performance
                    [STOCK PERFORMANCE GRAPH APPEARS HERE]
           ------------------------------------------------------
                1996    1997    1998    1999    2000    2001
-----------------------------------------------------------------
Wells Fargo     $100     $182    $191    $197    $277    $221
-----------------------------------------------------------------
S&P 500          100      133     171     208     189     166
-----------------------------------------------------------------
KBW 50           100      146     158     153     183     176
-----------------------------------------------------------------

                             Ten-Year Performance
                    [STOCK PERFORMANCE GRAPH APPEARS HERE]
            ------------------------------------------------------------------
             1991  1992  1993  1994  1995  1996  1997  1998  1999  2000  2001
------------------------------------------------------------------------------
Wells Fargo  $100  $121  $141  $140  $203  $275  $500  $526  $543  $763  $609
------------------------------------------------------------------------------
S&P 500       100   108   118   120   165   203   271   348   421   383   338
------------------------------------------------------------------------------
KBW 50        100   127   134   128   204   289   423   458   442   530   509
------------------------------------------------------------------------------

                      COMPENSATION TABLES AND INFORMATION

   The table below shows the cash and non-cash compensation paid to the Chief Executive Officer and the four next highest paid executive officers of the Company for the last three years.

                          Summary Compensation Table

                                                                         Long-Term
                                      Annual Compensation           Compensation Awards
                              ------------------------------------ ---------------------
          (a)             (b)     (c)         (d)          (e)         (f)        (g)         (i)
                                                                   Restricted Securities
                                                      Other annual   stock    underlying  All other
  Name and principal                                  compensation  award(s)   options/  compensation
       position          Year Salary ($) Bonus ($)(1)    ($)(2)      ($)(3)    SARs (#)     ($)(4)
-----------------------  ---- ---------- ------------ ------------ ---------- ---------- ------------
Richard M. Kovacevich    2001  $995,000   $2,400,000    $ 78,579     $  --    1,128,012    $388,200
Chairman, President and  2000   995,000    5,475,000     280,799        --      646,300     329,700
Chief Executive Officer  1999   983,333    4,500,000     852,421        --      246,200     239,000
Les Biller               2001   791,667    1,500,000     217,370        --      446,670     257,412
Vice Chairman and        2000   750,000    3,550,000     237,897        --      403,900     213,000
Chief Operating Officer  1999   715,000    2,800,000     766,793        --      427,670     192,900
Mark C. Oman             2001   475,000    2,000,000          --        --      277,813     111,150
Group Executive Vice     2000   470,833    1,377,500          --        --      242,720     107,781
President, Mortgage and  1999   442,500    1,325,512          --        --      176,607     107,238
Home Equity
C. Webb Edwards          2001   500,000      980,000       6,195        --      184,720     117,300
Executive Vice           2000   491,667    1,450,000      65,786        --      222,200     102,400
President, Technology    1999   447,500    1,215,000     202,201        --       89,700      97,320
and Operations
David A. Hoyt            2001   525,000      777,000          --        --      235,090     123,150
Group Executive Vice     2000   520,833    1,522,500          --        --      202,000     112,250
President, Wholesale     1999   483,333    1,350,000       2,795        --      175,900      38,333
Banking

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(1) The amounts shown for 2001 represent the 2001 incentive compensation awards paid in 2002 under the Performance-Based Compensation Policy. This policy is discussed above in the Report of the Human Resources and
     Section 162(m) Committees on Executive Compensation on pages 16 through 20 of this proxy statement.

(2) The amounts shown for the years 1999-2001 include, if applicable, (i) any reimbursements to a named executive officer for the payment of taxes on perquisites and (ii) certain perquisites and other personal benefits having a total value greater than $50,000. For 1999-2001, Mr. Kovacevich and Mr. Biller, and for 1999-2000, Mr. Edwards, received certain perquisites and other personal benefits totaling more than $50,000. The total amounts of these perquisites and benefits for 1999-2001 (and the amount and type of each perquisite or personal benefit that was greater than 25% of the total received) were: Mr. Kovacevich, 1999--$766,439 (includes $508,825 and $109,046 in aggregate payments made to or on behalf of Mr. Kovacevich by the Company relating to, respectively, his purchase of a new primary residence in San Francisco, California, and his sale of his residence in Minnesota); 2000--$208,325 (includes $195,130 in mortgage interest subsidies and related moving expenses paid in connection with his purchase of his San Francisco residence); 2001-- $67,044 (including $50,984 in mortgage interest relating to a second mortgage down payment loan made in 1999 in connection with his purchase of his San Francisco residence); Mr. Biller, 1999--$699,387 (includes $348,264 and $297,547 in aggregate payments made to or on behalf of Mr. Biller by the Company relating to, respectively, his purchase of a new primary residence in Los Angeles, California, and his sale of his residence in Minnesota); 2000--$177,421 (includes $137,813 in mortgage interest subsidies and related moving expenses in connection with his purchase of his Los Angeles residence); 2001--$163,422 (including $123,957 in mortgage interest subsidies relating to his 1999 purchase of his Los Angeles residence); and Mr. Edwards, 1999--$189,656 (includes $55,012 and $120,702 in aggregate payments made to or on behalf of Mr. Edwards relating to, respectively, his purchase of a new primary residence in Phoenix, Arizona and the sale of his residence in Minnesota in connection with his transfer to Phoenix, Arizona). These amounts were paid to or on behalf of Messrs. Kovacevich, Biller, and Edwards under the Company's relocation program following the Merger. Additional information about this program may be found on pages 34 and 35 of this proxy statement under the heading "Other Information About Directors and Executive Officers-Relocation Program."

(3) The total number of shares of restricted stock held on December 31, 2001 by each person named and their market value, based on the closing market price for the Company's common stock of $43.45 per share on that date, were as follows: Mr. Kovacevich, 81,434 shares, $3,538,307; and Mr. Biller, 8,000 shares, $347,600. Dividends are paid on shares of restricted stock on the same dates and at the same rate as those paid to all holders of the Company's common stock. Restricted stock awards vest over a period of five years, beginning in the third year after the date of the original award. The shares of restricted stock described in this footnote relate to restricted stock awards made prior to 1999.

(4) Except as discussed in this footnote (4), the amounts shown for each of the executive officers named above are the total of the Company's contributions to the 401(k) Plan in which all Company employees are generally eligible to participate, and contributions to the Company's Supplemental 401(k) Plan, a non-qualified supplemental executive retirement plan ("Supplemental 401(k)"). For the year ended December 31, 2001, the Company's contribution to the 401(k) Plan for each executive officer, other than Mr. Biller, was $10,200 (the maximum allowable contribution under the plan), and for Mr. Biller, was $7,111. As the result of certain income deferrals made for 2001 by Mr. Biller, he was not eligible to receive the maximum contribution to the 401(k) Plan. The Company's contributions to the Supplemental 401(k) for the year ended December 31, 2001 for these officers were as follows: Mr. Kovacevich, $378,000; Mr. Biller, $250,300; Mr. Oman, $100,950; Mr. Edwards,
     $106,800; and Mr. Hoyt, $112,650.

  The amount shown for Mr. Hoyt for a portion of 1999 is the total contribution made by the former Wells Fargo and by the Company following the Merger under the former Wells Fargo's Tax Advantage and Retirement Plan ("TAP"), a 401(k) plan in which all eligible employees of the former Wells Fargo participated, and the Benefits Restoration Program ("BRP"), a non-qualified supplemental executive retirement plan maintained by the former Wells Fargo for certain highly compensated employees. Mr. Hoyt continued to participate in TAP and BRP until July 1, 1999, when the Company combined the former Wells Fargo's and the former Norwest's qualified and all non-qualified retirement plans.

Option Grants and Exercises

   These tables summarize for 2001 option grants under the Company's Long-Term Incentive Compensation Plan and option exercises by the executive officers named in the Summary Compensation Table, and the value of the options held by them as of December 31, 2001.

                     Option/SAR Grants in Last Fiscal Year

                                                                           Potential realizable
                                                                                   value
                                                                          at assumed annual rates
                                                                              of stock price
                                                                               appreciation
                           Individual Grants                                  for option term
------------------------------------------------------------------------- -----------------------
         (a)                (b)            (c)          (d)        (e)        (f)         (g)
                        Number of   Percent of total
                        securities    options/SARs   Exercise
                        underlying     granted to     or base
                       options/SARs   employees in     price   Expiration
        Name           granted (#)   fiscal year(1)  ($/Share)    date     5% ($)(3)  10% ($)(3)
---------------------  ------------ ---------------- --------- ---------- ----------- -----------
Richard M. Kovacevich
 (2)                     675,050         3.357%      $49.58    02/27/2011 $21,048,461 $53,340,933
                         452,962         2.253%       55.6875  07/22/2007   9,499,212  21,870,150
Les Biller               446,670         2.221%       49.58    02/27/2011  13,927,437  35,294,859
Mark C. Oman (2)         167,930         0.835%       49.58    02/27/2011   5,236,157  13,269,451
                          90,591         0.451%       55.6875  07/22/2007   1,899,813   4,373,962
                          19,292         0.096%       55.6875  02/23/2009     524,013   1,260,067
C. Webb Edwards          184,720         0.919%       49.48    02/27/2011   5,759,680  14,596,159
David A. Hoyt            235,090         1.169%       49.58    02/27/2011   7,330,246  18,576,283

--------
(1) Includes options granted to selected employees under the Company's Long-Term Incentive Compensation Plan and options granted under the PartnerShares(R) Stock Option Plan to selected employees in connection with their employment with the Company.

(2) The option listed in the second line opposite Mr. Kovacevich's name and the options listed in the second and third lines opposite Mr. Oman's name are each immediately exercisable "reload options" granted in connection with their exercise of stock options in 2001. The general terms of reload options are described in the "Report of the Human Resources and Section 162(m) Committees on Executive Compensation."

(3) The dollar amounts under columns (f) and (g) are based on assumed 5% and 10% annual rates of appreciation set by the Securities and Exchange Commission. These amounts should not be viewed as, and are not intended to be, a forecast of possible future appreciation, if any, in the Company's stock price.

                      Aggregated Option/SAR Exercises in
            Last Fiscal Year and Fiscal Year-end Option/SAR Values

         (a)                (b)         (c)                (d)                       (e)
                                                  Number of securities    Value (*) of unexercised
                                                 underlying unexercised        in-the-money(*)
                          Shares       Value     options/SARs at fiscal    options/SARs at fiscal
                       acquired on   realized   year-end (#) (in shares)        year-end ($)
        Name           exercise (#)   (*) ($)   Exercisable/Unexercisable Exercisable/Unexercisable
---------------------  ------------ ----------- ------------------------- -------------------------
Richard M. Kovacevich    600,000    $14,887,500   2,542,080 / 1,187,982   $31,865,537 / $4,770,280
Les Biller               185,612      6,475,539   1,317,470 /   784,302    13,653,563 /  3,081,702
Mark C. Oman             150,500      3,583,128     551,619 /   285,696     3,700,187 /  1,076,303
C. Webb Edwards          160,000      2,596,000     346,483 /   362,753     3,775,301 /  1,649,960
David A. Hoyt                -0-            -0-     485,761 /   482,389     6,642,212 /  1,685,128

--------
* For purposes of column (c), the "value realized" from an exercised option means the difference between the option exercise price and market value of the underlying shares based on the New York Stock Exchange closing price of the Company's common stock on the trading day prior to the option exercise date. For purposes of column (e), the "value" of unexercised options means the difference between the option exercise price and market value of the underlying shares based on $43.45, the closing price for the Company's common stock on December 31, 2001. As used in column (e), an option was "in-the-money" on December 31, 2001 if the option exercise price is less than the market value of the underlying shares based on the closing price for the Company's common stock on that date.

Pension Plans and Other Retirement Arrangements

   Effective July 1, 1999, the Company adopted the "Wells Fargo & Company Cash Balance Plan" (the "Cash Balance Plan") and the "Wells Fargo & Company Supplemental Cash Balance Plan" (the "Supplemental Cash Balance Plan") (the "Combined Plans"). These Plans amended and restated the Norwest Corporation Pension Plan and the Norwest Corporation Supplemental Pension Plan (the "Norwest Plans"). All employees of the Company who meet certain eligibility requirements automatically participate in the Combined Plans.

   Cash Balance Plan. The Cash Balance Plan is a defined benefit plan intended to qualify under the Internal Revenue Code (the "Code") and comply with the Employee Retirement Income Security Act of 1974 ("ERISA"). Under the Cash Balance Plan, pension benefits generally are determined by the value of the employee's vested cash balance account (the "Account"). On July 1, 1999, employees who were active participants in the Norwest Plans and the retirement plan of First Interstate Bancorp, a predecessor corporation to the former Wells Fargo (the "First Interstate Plan"), including Richard M. Kovacevich, Les Biller, Mark C. Oman, and C. Webb Edwards, each of whom is an executive officer named in the Summary Compensation Table, were assigned an opening Account balance using the Cash Balance Plan's formula and certain actuarial assumptions. All other employees, including David A. Hoyt, who is also an executive officer named in the Summary Compensation Table, became participants in the Combined Plans as of July 1, 1999, but no balances were assigned to their Accounts. Each quarter, an employee's Account is credited with compensation credits. Compensation credits to the Account are based on a percentage of the employee's certified compensation for each quarter. Certified compensation means compensation paid to an employee during the year which is reportable on Form W-2, subject to an annual IRS maximum ($170,000 for 2001). Certified compensation includes salary reduction amounts made under
Section 401(k) and Section 125 of the Code, but generally excludes contributions to any non-qualified deferred compensation plan maintained by the Company, perquisites, severance pay, gross-ups, payments in lieu of vacation, and stock option or equity-like gains. Incentive compensation amounts will be included in compensation for Cash Balance Plan purposes in the year received rather than the year earned. The Cash Balance Plan bases the percentage on which compensation credits are calculated on "points" assigned to each employee equal to the sum of the employee's age and years of credited service as of the end of each quarter. This percentage ranges from 4% to 8% of an employee's certified compensation. The Account balance vests 100% after five years of service with the Company. All employees of the former Wells Fargo and First Interstate Bancorp received credit for Account balance vesting and compensation credit purposes for their years of service with the former Wells Fargo.

   As of the quarter ended December 31, 2001, the years of credited service and the percentages used to calculate compensation credits under the Combined Plans for each of the executive officers named in the Summary Compensation Table are as follows: Mr. Kovacevich, 15 years, 7%; Mr. Biller, 14 years, 6%; Mr. Oman, 22 years (including his years of service with Norwest (now Wells Fargo) Financial, Inc.), 6%; Mr. Edwards, 17 years (including his years of service with First Interstate Bancorp), 7%; and Mr. Hoyt, 20 years, 6%.

   Each Account will also be credited, on the last day of each quarter, with "investment credits." For 2001, the quarterly investment credit was determined by multiplying the amount of the Account balance by 25% of an average of 30-year U.S. Treasury rates (adjusted quarterly), plus 0.75%. The value of the vested Account balance is payable to the employee upon termination of employment with the Company either in a lump sum or as a monthly annuity.

   Supplemental Cash Balance Plan. As permitted by ERISA and the Code, employees who participate in the Cash Balance Plan, including the executive officers named in the Summary Compensation Table, whose benefits under the Cash Balance Plan are limited pursuant to Code Sections 401(a)(17) and 415, also participate in the Supplemental Cash Balance Plan. Under this plan, participants also receive compensation and investment credits to their plan accounts, determined by points assigned to each employee at the end of each year based on years of service and age. Certified compensation under the Supplemental Cash Balance Plan includes the participant's base salary as well as designated incentive compensation, whether or not that compensation is deferred.

   In the case of each of the executive officers named in the Summary Compensation Table, the amount shown as "Salary" for 2001 (column (c) in the table) and the amount shown as "Bonus" for 2000 (column (d)) were treated as certified compensation for 2001 under the Combined Plans. The amount shown as "Bonus" for 2001 (column (d)) will be included in the executive officer's certified compensation for purposes of compensation credits to his Account for 2002.

   Under the Combined Plans, "normal retirement age" is defined as the earlier of completion of five years of service with the Company or age 65. As of December 31, 2001, each of the executive officers named in the Summary Compensation Table had attained "normal retirement age" for purposes of the Combined Plans and had accrued an estimated benefit under the Combined Plans, assuming payment of such annual benefit in the form of a single-life annuity, as follows: Richard M. Kovacevich, $503,315; Les Biller, $228,121; Mark C. Oman, $129,322; C. Webb Edwards, $78,835; and David A. Hoyt, $17,627.

   Alternative Retirement Benefits Under the Former Norwest
Plans. Participants in the former Norwest Plans who were at least 45 years of age and had at least five years of credited service as employees of the former Norwest on June 30, 1999, will receive the greater of the benefits under the Combined Plans or the benefits he or she would have received under the former Norwest Plans. Richard M. Kovacevich and Les Biller, each of whom is an executive officer named in the Summary Compensation Table, are eligible to receive retirement benefits under this formula. If they had retired as of December 31, 2001, both Mr. Kovacevich and Mr. Biller would be eligible to receive a greater benefit under the former Norwest Plans, as shown in the table appearing on page 28, than under the Combined Plans.

   Benefits based on the former Norwest Plans formula were determined by age, years of credited service, and compensation. Messrs. Kovacevich's and Biller's years of credited service as of December 31, 2001 for purposes of computing their alternative benefits are 15 years and 14 years, respectively. The monthly benefit at regular retirement age was a life annuity equal to 1.1% of final average monthly earnings up to the "Integration Level" plus 1.6% of final average monthly earnings greater than the Integration Level multiplied by years of credited service. The former Norwest Plans do not take into account more than 35 years of credited service. The Integration Level for any year is $1,400 times the Social Security wage base for the current year ($80,400 for 2001) divided by $48,000. The Integration Level (stated as an amount per month) is $2,345 for participants retiring in 2001.

   A participant's final average monthly earnings are defined as the highest average monthly compensation paid during any 36 consecutive months within the last 120 months of employment. Compensation for purposes of this calculation is similar to the definition of "certified compensation" under the Combined Plans. The alternative Norwest Plans benefit for a plan year is subject to the same limitations imposed by the Code on benefits under the Cash Balance Plan.

   The table below shows the estimated total annual average alternative retirement benefits that would be payable using the former Norwest Plans formula for individuals with various combinations of annualized final average compensation and years of credited service. These estimated benefits do not take into account any Internal Revenue Code limits on retirement benefits. The annual amounts shown below, as estimated and when paid, are not reduced by the amount of Social Security benefits.


Final Average              Years of Service at Retirement
Compensation       10         15         20         25         30         35
-------------  ---------- ---------- ---------- ---------- ---------- ----------
 $  500,000    $   78,514 $  117,771 $  157,029 $  196,286 $  235,543 $  274,800
    750,000       118,514    177,771    237,029    296,286    355,543    414,800
  1,000,000       158,514    237,771    317,029    396,286    475,543    554,800
  1,250,000       198,514    297,771    397,029    496,286    595,543    694,800
  1,500,000       238,514    357,771    477,029    596,286    715,543    834,800
  1,750,000       278,514    417,771    557,029    696,286    835,543    974,800
  2,000,000       318,514    477,771    637,029    796,286    955,543  1,114,800
  2,250,000       358,514    537,771    717,029    896,286  1,075,543  1,254,800
  2,500,000       398,514    597,771    797,029    996,286  1,195,543  1,394,800
  2,750,000       438,514    657,771    877,029  1,096,286  1,315,543  1,534,800
  3,000,000       478,514    717,771    957,029  1,196,286  1,435,543  1,674,800
  3,250,000       518,514    777,771  1,037,029  1,296,286  1,555,543  1,814,800
  3,500,000       558,514    837,771  1,117,029  1,396,286  1,675,543  1,954,800
  3,750,000       598,514    897,771  1,197,029  1,496,286  1,795,543  2,094,800
  4,000,000       638,514    957,771  1,277,029  1,596,286  1,915,543  2,234,800
  4,250,000       678,514  1,017,771  1,357,029  1,696,286  2,035,543  2,374,800
  4,500,000       718,514  1,077,771  1,437,029  1,796,286  2,155,543  2,514,800
  4,750,000       758,514  1,137,771  1,517,029  1,896,286  2,275,543  2,654,800
  5,000,000       798,514  1,197,771  1,597,029  1,996,286  2,395,543  2,794,800
  5,500,000       878,514  1,317,771  1,757,029  2,196,286  2,635,543  3,074,800
  6,000,000       958,514  1,437,771  1,917,029  2,396,286  2,875,543  3,354,800
  6,500,000     1,038,514  1,557,771  2,077,029  2,596,286  3,115,543  3,634,800
  7,000,000     1,118,514  1,677,771  2,237,029  2,796,286  3,355,543  3,914,800
  7,500,000     1,198,514  1,797,771  2,397,029  2,996,286  3,595,543  4,194,800
  8,000,000     1,278,514  1,917,771  2,557,029  3,196,286  3,835,543  4,774,800

   Supplemental Retirement Arrangements for Executive Officers. Mark C. Oman and C. Webb Edwards, who are executive officers named in the Summary Compensation Table and were employees of the former Norwest, are eligible to receive certain benefits under the Combined Plans. In the case of Mr. Oman, these benefits result from his service as an employee of Norwest (now Wells Fargo) Financial, Inc. ("NFI"). In the case of Mr. Edwards, they relate to his service as an employee of First Interstate Bancorp, a predecessor corporation to the former Wells Fargo, until 1995 when he joined the former Norwest. Mr. Oman and Mr. Edwards are also entitled to certain supplemental retirement benefits under the arrangements described below.

   Mr. Oman was employed by NFI and was an active participant in its retirement plan (the

"NFI Retirement Plan") from April 30, 1979 until January 1, 1990, when he transferred to Norwest Mortgage, Inc. (now Wells Fargo Home Mortgage, Inc.) and became eligible to participate in the former Norwest Plans. When the Combined Plans became effective as of July 1, 1999, former NFI employees, like Mr. Oman, who participated in the former Norwest Plans as of June 30, 1999, did not receive credit for any years of service with NFI during which they were covered by the NFI Retirement Plan for purposes of determining their points under the Combined Plans. Former NFI employees received credit only for their years of service with the former Norwest for purposes of calculating these points, and thus the compensation credits made to their Account balances under the Combined Plans. As a result of certain amendments made to the Combined Plans as of January 1, 2001 to include years of credited service with NFI for purposes of computing points and calculating compensation credits, the Account balances of former NFI employees under the Combined Plans, including Mr. Oman's Account balance, were re-calculated retroactive to July 1, 1999 to reflect their additional years of credited service. The information given with respect to Mr. Oman on pages 26 and 27 of this proxy statement with respect to his years of credited service and his estimated benefit as of December 31, 2001 under the Combined Plans takes into account the amendments made to the Combined Plans described above.

   Mr. Oman is also entitled to receive a supplemental annual retirement benefit under a supplemental retirement arrangement with the Company. This supplemental benefit will be determined based upon the difference between what Mr. Oman would receive under the Combined Plans and a hypothetical benefit calculated using a formula which takes into account his final average monthly earnings and years of credited service with the Company (excluding his years of service with NFI) as of the date his employment with the Company terminates. For purposes of this formula, Mr. Oman's benefit will be adjusted by an additional amount based upon his actual final average earnings as of the date of his transfer from NFI, his final average earnings as of the date his employment with the Company terminates, the benefit he had accrued under the NFI Retirement Plan as of the date of his transfer, and certain additional subsidies if he terminates employment with the Company prior to age 65. Assuming that Mr. Oman had reached the age of 55 as of December 31, 2001 (the earliest retirement age at which benefits become payable under the NFI Retirement Plan) and that his final average earnings, for purposes of calculating his supplemental benefit under this arrangement, were the amounts shown as "Salary" for 2001 and "Bonus" for 2000 in columns (c) and (d) of the Summary Compensation Table on page 22 of this proxy statement, Mr. Oman would receive an annual supplemental benefit of $248,688 under this arrangement.

   In addition to his benefits under the Combined Plans and the supplemental retirement arrangement described above, Mr. Oman is entitled to receive certain accrued retirement benefits under the NFI Retirement Plan. His accrued benefits under this plan were frozen upon his transfer to the Company in 1990. As of December 31, 2001, the annual retirement benefits Mr. Oman would be entitled to receive under the NFI Retirement Plan beginning at age 55 (the earliest retirement age at which benefits become payable under the NFI Retirement Plan) and at age 65 (normal retirement age under the NFI Retirement
Plan) would be $6,516 and $15,492, respectively.

   C. Webb Edwards is entitled to receive an alternative retirement benefit calculation under the Combined Plans. Mr. Edwards was an employee of First Interstate Bancorp, a predecessor corporation to the former Wells Fargo, until 1995 when he joined the former Norwest. Mr. Edwards also participated in the First Interstate Plan which was frozen for purposes of additional benefit accruals in 1996.

For any participant in the Combined Plans who terminates employment with the Company and who was a participant in the First Interstate Plan, was at least 45 years of age, and had at least five years of credited service on June 30, 1999, the Company will compare the opening balance in that participant's Account, plus investment credits made to the Account through the date payment of benefits to the participant are to commence, to the lump sum value of the participant's frozen First Interstate Plan benefit as of such payment date. If the value of the frozen First Interstate Plan benefit is greater than the participant's total Account balance, the participant will receive the difference in the form of an extra benefit amount credited to the Account. Mr. Edwards will be eligible for this special transition comparison calculation at the time he terminates his employment with the Company. Based on an estimated special transition benefit comparison, assuming Mr. Edwards had terminated his employment with the Company as of December 31, 2001 and elected to receive payment of his benefits under the Combined Plans as of that date, no special transition benefit amount would be added to Mr. Edwards' Account under the Combined Plans.

   Mr. Edwards is also entitled to a supplemental annual retirement benefit pursuant to an agreement made in 1995 at the time he was employed by the former Norwest, provided he remains an employee of the Company until he reaches the age of 55. To determine the amount of this benefit, the Company first will calculate a hypothetical annual retirement benefit assuming Mr. Edwards had been employed by the Company since July 23, 1984 (the date of his original employment by First Interstate Bancorp). The Company will calculate this hypothetical amount under the Combined Plans and, alternatively, under the former Norwest Plans, using the greater of the two amounts as the hypothetical annual retirement benefit for purposes of determining Mr. Edwards' supplemental annual retirement benefit. The Company then will subtract from the hypothetical annual retirement benefit (1) the actual combined annual retirement benefit Mr. Edwards will receive under the Combined Plans and (2) the amount by which the annuitized value of Mr. Edwards' combined balances in the Company's 401(k) and Supplemental 401(k) Plans (referred to in footnote (4) of the Summary Compensation Table) exceeds the annuitized value of a hypothetical combined account balance under the First Interstate 401(k) and Supplemental 401(k) Plans. The Company will calculate the annuitized value of Mr. Edwards' combined balances in these plans using certain actuarial, contribution, and investment rate assumptions. If Mr. Edwards had reached the age of 55 as of December 31, 2001 and had terminated his employment with the Company as of that date, he would be entitled to receive an annual supplemental benefit of approximately $226,130 under this agreement.

   Former Wells Fargo Retirement Plans. David A. Hoyt also participated in a defined benefit plan sponsored by the former Wells Fargo. This plan was terminated in 1984, and annuities were purchased for all participants eligible to receive benefits under this plan. Mr. Hoyt's annual benefit payable under this annuity beginning at age 65 is $16,226.

Long-Term Disability Plans

   The Company's Long-Term Disability Plan covers compensation of up to a total of $500,000 in salary and designated incentive compensation. The plan provides a monthly benefit to an eligible employee, who is totally disabled (as defined in the plan) for more than 22 weeks, equal to 65% of the participant's average covered compensation, up to a maximum compensation of $500,000 per year and a maximum monthly benefit of $27,083. The Supplemental Long-Term Disability Plan extends similar disability coverage for the base salary earned by Richard M. Kovacevich in excess of $500,000. The monthly benefit payable under either plan may be offset by other sources of income.

Severance Agreements

   The Company has severance agreements with Messrs. Kovacevich, Biller, Oman, and Edwards, each of whom is named in the Summary Compensation Table.

   The change-of-control severance agreements with Messrs. Kovacevich, Biller, Oman, and Edwards are intended to encourage them to continue to carry out their duties if there is a change of control of the Company. Under the terms of these agreements, these executive officers may receive certain payments if their employment is terminated or if their job duties or compensation and benefits are substantially reduced within three years following a change of control of the Company. The maximum payments are two times the sum of the executive officer's (i) base salary rate, (ii) the value of perquisites provided by the Company, and (iii) the highest potential incentive compensation award or, in the case of Mr. Kovacevich, an amount equal to the two-year average of his incentive compensation awards. The agreements also continue certain medical, dental, and life insurance benefits for up to two years after termination. If payments received by any such officer as a result of a change of control result in an excise tax liability for such officer, the Company will also pay to the officer an additional amount equal to the excise tax plus a gross-up for additional income taxes, interest, and penalties related to the excise tax.

   Mr. Kovacevich also has a severance agreement with the Company under which he can receive benefits of a minimum payment of 12 months' salary (less the amount of any other severance payments to which he may be entitled under any severance plan of the Company then in effect), a pro rata portion of his incentive compensation, and certain life and health insurance benefits. The benefits are payable if his employment is terminated by the Company for a reason other than cause or if his job duties are substantially reduced and he resigns within 90 days thereafter.

   The Company also has a plan that provides salary continuation pay to employees who are discharged under the circumstances stated in the plan and who do not have other separation agreements with the Company. Les Biller, Mark C. Oman, C. Webb Edwards, and David A. Hoyt, all of whom are executive officers named in the Summary Compensation Table, are eligible to participate in this plan. The amount of salary continuation pay under this plan is based on years of service and job level and includes payment of base salary and continuation of benefits for specified monthly periods.

                       OTHER INFORMATION ABOUT DIRECTORS
                            AND EXECUTIVE OFFICERS

Loans

   During 2001, certain directors, executive officers, members of their immediate families, and their associates had banking transactions, including loans, in the ordinary course of business with the Company's bank subsidiaries. In addition, Wells Fargo Investments, LLC, a broker-dealer subsidiary, made margin loans in the ordinary course of business to certain executive officers. All loans were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. The loans did not involve more than the normal risk of collection or have other unfavorable features.

   Certain directors, executive officers, and members of their immediate families had mortgage and other loans from two of the Company's non-bank subsidiaries. Information on these loans is given below.

   Three non-employee directors and ten executive officers of the Company (including executive officers named in the Summary Compensation Table), as well as members of the immediate families of certain directors and executive officers, obtained mortgage loans from Wells Fargo Home Mortgage, Inc. ("WFHMI"), a mortgage lending subsidiary of the Company. WFHMI waived an origination fee equal to 1% of each loan amount in connection with the mortgage loans to the directors and executive officers, a benefit available to all Company employees.

   Of the mortgage loans made by WFHMI, three loans were made to executive officers who relocated to San Francisco or Los Angeles, California in connection with the relocation of the Company's headquarters. One loan was made to a new executive officer who relocated to San Francisco, California upon his employment by the Company, and one loan was made to an executive officer who was transferred to Denver, Colorado. These loans were made under the Company's relocation program (the "Relocation Program") described on pages 34 and 35.

   During 2001, certain executive officers of the Company who were officers of the former Wells Fargo had outstanding mortgage loans made under its Executive Loan Program and outstanding loans to facilitate their exercise of stock options granted under the former Wells Fargo's Long-Term Incentive Plan. These loans are now held by WFC Holdings Corporation ("WFC Holdings") as successor to the former Wells Fargo after the Merger. Under the Executive Loan Program, an eligible employee could obtain a mortgage loan for purchasing, constructing, improving, or refinancing the employee's principal residence. Mortgage loans were available in amounts which, when aggregated with other debt secured by the residence, would not exceed the lesser of $1,500,000 or 100% of the fair market value of the residence. New mortgage loans under this loan program are no longer being made. The stock option loans had maximum terms of six years and variable interest rates that were adjusted each year based on the greater of the average annual rate for three-year U.S. Treasury notes for the immediately preceding calendar year and the applicable rate under the Internal Revenue Code.

   Information about loans made or held by WFHMI or WFC Holdings, as the case may be, to directors and to the executive officers named in the Summary Compensation Table is shown in the following table:

                                Highest Outstanding Outstanding      Annual
           Name and                Loan Balance     Loan Balance    Interest
      Principal Position           Since 1/1/01     on 12/31/01       Rate
------------------------------  ------------------- ------------ --------------
Les Biller (1)                      $  750,000        $750,000   Interest-Free
Vice Chairman and Chief
 Operating Officer
C. Webb Edwards (2)                    997,869             -0-   7.75%  (ARM)
Executive Vice President             1,000,000         995,751   6.875% (ARM)
Susan E. Engel (3)                     552,000         552,000   5.875% (ARM)
Director
David A. Hoyt (4)                       99,997          99,997   6.22%
Group Executive Vice President
Richard M. Kovacevich (5)            1,770,462             -0-   6.75%  (ARM)
Chairman, President and Chief
 Executive Officer                     995,000         995,000   Interest-Free
Mark C. Oman (6)                     1,000,000         997,139   6.250% (ARM)
Group Executive Vice President
Chang-Lin Tien (7)                     393,388             -0-   7.25%  (Fixed)
Director                               594,944             -0-   8.375% (Fixed)
                                       600,000         597,746   7.50%  (Fixed)
Michael W. Wright (8)                  546,000         540,552   6.625% (ARM)
Director
Immediate family members of
 directors                             137,344             -0-   6.375% (Fixed)
and an executive officer (9)           398,888             -0-   6.50%  (ARM)
                                       108,822             -0-   7.875% (ARM)
                                       322,063         322,063   6.00%  (ARM)

--------
(1) The loan shown opposite Mr. Biller's name is a down payment loan made under the Relocation Program described on pages 34 and 35 of this proxy statement.

(2) The loan shown on the first line opposite Mr. Edwards' name was a first mortgage loan from WFHMI on Mr. Edwards' principal residence. This loan was refinanced by WFHMI during 2001 by the loan shown on the second line opposite his name.

(3) The loan shown opposite Ms. Engel's name is a mortgage loan on her principal residence made by WFHMI during 2001.

(4) The loan shown opposite Mr. Hoyt's name was made under the former Wells Fargo's Long-Term Incentive Plan in connection with his exercise of stock options to purchase shares of the Company's common stock.

(5) The loan shown on the first line opposite Mr. Kovacevich's name is a mortgage loan made by WFHMI to purchase his principal residence and was paid in full during 2001. The loan shown on the second line is a down payment loan made under the Relocation Program described on pages 34 and 35 of this proxy statement.

(6) The loan shown opposite Mr. Oman's name is a mortgage loan on his second home made by WFHMI during 2001.

(7) The loans shown on the first and second lines opposite Mr. Tien's name are mortgage loans made by WFHMI to Mr. Tien during 2000. Both loans were sold to a third party during 2001. The loan shown on the third line is a mortgage loan made by WFHMI during 2001.

(8) The loan shown opposite Mr. Wright's name is a mortgage loan on his principal residence made by WFHMI during 2001.

(9) The loans shown on the first, second, and third lines opposite "Immediate family members of directors and an executive officer" are mortgage loans made to, respectively, a daughter of J.A. Blanchard III, a director, and a son of Donald B. Rice, also a director, and to the brother-in-law and sister-in-law of Mark C. Oman, an executive officer named in the Summary Compensation Table. All of these loans were sold to a third party during 2001. The loan shown on the fourth line is a mortgage loan made by WFHMI in 2001 to a daughter of Michael W. Wright, a director.

   Five executive officers not named in the Summary Compensation Table and three members of their immediate families had outstanding mortgage loans (including mortgage loans to three executive officers under the Relocation Program) from WFHMI during 2001 totaling $4,825,820. The mortgage loans (other than interest-free down payment loans under the Relocation Program) had annual interest rates ranging from 6.250% (adjustable) to 7.250% (adjustable) and 6.375% (fixed) to 7.250% (fixed). Of these loans, three were sold by WFHMI in the secondary real estate mortgage market.

   One executive officer of the Company who was an officer of the former Wells Fargo had a mortgage loan under the Executive Loan Program now held by WFC Holdings, totaling $432,928, with a fixed annual interest rate of 5.375%; and three executive officers of the Company had stock option loans held by WFC Holdings totaling $427,750, with an interest rate during 2001 of 6.22%. The balances stated in this and the preceding paragraph are the highest outstanding balances during 2001.

Relocation Program

   The Company offers a relocation program (the "Relocation Program") for employees who relocate at the Company's request and, in appropriate circumstances, to new employees who relocate in connection with their employment by the Company. The Company believes this program offers a valuable incentive to attract and retain key employees. The Relocation Program provides a relocating employee who is eligible for benefits under the Program with financial assistance, both in selling his or her existing home and in purchasing a new residence. Under the Relocation Program, an employee who relocates to a designated high-cost area (or in certain limited circumstances, to a location not designated as a high-cost area) is eligible to receive a first mortgage loan (subject to applicable lending guidelines) from WFHMI, and a 30-year, interest-free second mortgage down payment loan in an amount up to 100% of his or her annual base salary to purchase a new primary residence. The Company may also provide a mortgage interest subsidy on the first mortgage loan of up to 25% of the employee's annual base salary, payable over a period not less than the first three years of the first mortgage loan. The second mortgage loan must be repaid in full if the employee terminates employment with the Company or retires, or if the employee sells the residence. In addition to first mortgage and down payment loan assistance, the Company may provide a transfer bonus of up to 30% of the eligible relocating employee's base salary. From time to time, benefits under the Relocation Program are made available, subject to management approval, to new and existing employees who are asked to relocate to an area not designated as a high-cost area if necessary to assist the Company in attracting and retaining highly qualified employees. For any relocation made at the

Company's request, the Company will generally pay all related home purchase closing costs and household goods moving expenses for the relocating employee.

   With the exception of expenses paid to or on behalf of the employee to move household goods, the benefits described above (other than the mortgage loans) are treated as taxable income to the employee. The Relocation Program also includes, as an additional benefit, reimbursement of the amount of taxes paid on the taxable portion of amounts received by the employee under the Relocation Program.

   The Relocation Program also assists eligible relocating employees in defraying costs associated with selling their current residences. Available benefits may include payment of selling costs customarily incurred by a seller of residential real estate (such as real estate commissions, title and appraisal fees, and other routine closing costs), purchase of the relocating employee's home at its appraised market value by a third party relocation company using Company funds, and certain cash incentives to employees who locate buyers for their homes directly.

   During the years 1999 through 2001, Richard M. Kovacevich and Les Biller each received benefits under the Relocation Program in connection with the relocation of the Company's headquarters to San Francisco, California. During 1999, C. Webb Edwards also received certain relocation benefits in connection with relocating to the Company's facilities in Phoenix, Arizona. Information about the amount of benefits received by each of them under the Relocation Program is included in column (e) and footnote (2) of the Summary Compensation Table on page 22 of this proxy statement.

Compensation Committee Interlocks and Insider Participation

   The Human Resources Committee (the "HRC") and the Section 162(m) Committee (the "162(m) Committee") determine the compensation to be paid to the Company's Chief Executive Officer and other executive officers, including the executive officers named in the Summary Compensation Table. The members of the HRC for 2001 were Michael W. Wright (Chair), Michael R. Bowlin, David A. Christensen, Susan E. Engel, Robert L. Joss, Richard D. McCormick, and Donald
B. Rice. The members of the 162(m) Committee for 2001 consisted of all the members of the HRC except Mr. Joss.

   The 162(m) Committee was created in November 1999 to administer the Company's Performance Policy to conform to the requirements of Section 162(m) of the Internal Revenue Code. In order for certain compensation to be deductible by the Company, Section 162(m) regulations require that compensation of executive officers named in the proxy statement be determined under the Policy by a committee of at least three outside directors. Robert L. Joss, who is a member of the HRC, is not eligible to serve on the 162(m) Committee under IRS regulations relating to Section 162(m) because he was an officer of the former Wells Fargo during a period that ended in 1993.

   David A. Christensen, Donald B. Rice, and Michael W. Wright are directors and members of the HRC and 162(m) Committees. Mr. Christensen has an adult child and an adult nephew, Mr. Rice has an adult child and an in-law, and Mr. Wright has an adult child, each of whom is an employee of the Company or a subsidiary and was paid compensation in 2001 in excess of $60,000 but less than $295,000. The compensation of each was established by the Company in accordance with its employment and compensation practices applicable to employees holding comparable positions. In addition, Mr. Wright, another of his adult children, and another adult child of Mr. Rice each had a mortgage loan from WFHMI during 2001. Information on these loans is included the in the table beginning on page 33.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company's directors, executive officers, and anyone holding more than 10% of the Company's common stock ("reporting persons") to report their initial ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. The Company is required to disclose in this proxy statement the failure of any reporting person to file these reports when due. All reporting persons of the Company satisfied these filing requirements except as follows: Judith M. Runstad, a director, did not report when due the sale in December 1999 of shares beneficially owned by her, and James R. Campbell, an executive officer, did not report when due a charitable gift made in December 1997. These transactions were subsequently reported on Forms 4. In making these disclosures, the Company relied on written representations of each reporting person and copies of the reports filed with the SEC.

Equity Compensation Plan Information

   In General. The Company has five compensation plans (excluding plans assumed by the Company in mergers) under which its equity securities are authorized for issuance to employees or directors in exchange for goods or services: the Long-Term Incentive Compensa-tion Plan (the "LTICP"), the PartnerShares(R) Stock Option Plan (the "PartnerShares Plan"), the 1999 Directors Stock Option Plan, the 1999 Directors Formula Stock Award Plan, and the Supplemental 401(k) Plan. The LTICP has been approved by the Company's stockholders; the other plans have not.

   The table on the following page shows for the LTICP, which is proposed to be amended at the 2002 annual meeting as described in Item 2 below, and for the non-stockholder approved plans as a group, the number of shares of common stock issuable upon exercise of options outstanding at December 31, 2001, the weighted average exercise price of those options, and the number of shares of common stock remaining available for future issuance at December 31, 2001, excluding shares issuable upon exercise of outstanding options. The information for the LTICP does not give effect to the proposed amendment to this plan discussed under Item 2 beginning on page 39 of this proxy statement. The table does not include shares subject to outstanding options granted under equity compensation plans assumed by the Company in mergers. Footnote (1) to the table sets forth the total number of shares of common stock issuable upon exercise of options granted under plans assumed in mergers and outstanding at December 31, 2001, and the weighted average exercise price of those options. The Company cannot grant additional awards under these assumed plans.

                        Equity Compensation Plan Table

                                  (a)                 (b)                    (c)
                           Number of shares                           Number of shares
                             issuable upon     Weighted-average    remaining available for
                              exercise of      exercise price of  issuance excluding shares
    Plan Category(1)      outstanding options outstanding options  reflected in column (a)
------------------------  ------------------- ------------------- -------------------------
Stockholder approved
 equity compensation
 plans (LTICP)(2)              71,794,605           $38.16               50,415,055(3)
Non-stockholder approved
 equity compensation
 plans as a group(4)           45,518,570           $39.25               16,254,651(5)
                              -----------                                ----------
  Total                       117,313,175           $38.58               66,669,706

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(1) The table does not include information for equity compensation plans assumed by the Company in mergers. A total of 10,335,224 shares of common stock was issuable upon exercise of options granted under plans assumed in mergers and outstanding at December 31, 2001, including 7,411,020 shares issuable upon exercise of options granted under plans assumed by the Company in the Merger and 2,255,423 shares issuable upon exercise of options granted under plans assumed by the Company in its acquisition of First Security Corporation. The weighted average exercise price of all options granted under plans assumed in mergers and outstanding at December 31, 2001, was $30.64. The Company cannot grant additional awards under these assumed plans.

(2) At February 28, 2002, there was a total of 91,388,207 shares of common stock issuable upon exercise of outstanding options having a weighted average exercise price of $40.10 and 29,909,055 shares of common stock remaining available for future issuance excluding shares issuable upon exercise of outstanding options but including 167,452 shares subject to outstanding restricted share rights. These amounts reflect the annual February grant of options under the LTICP, which for 2002 consisted of options to purchase a total of 20,356,130 shares of common stock at an exercise price of $46.60 per share.

(3) Includes 143,852 shares subject to restricted share rights outstanding at December 31, 2001.

(4) On February 26, 2002, the Board of Directors amended the PartnerShares Plan to authorize an additional 7,000,000 shares of common stock for issuance under the plan. On March 18, 2002, in celebration of the Company's 150th anniversary, approximately 128,000 regular and part-time employees were granted options under the PartnerShares Plan to purchase approximately 18,000,000 shares of common stock, at an exercise price equal to the New York Stock Exchange closing price of a share of common stock on March 15, 2002.

(5) Includes 161,587 shares remaining available for issuance at December 31, 2001 under the 1999 Directors Formula Stock Award Plan and 672,682 shares remaining available for issuance at December 31, 2001 under the Supplemental 401(k) Plan. There were no options outstanding at December 31, 2001 under either the 1999 Directors Formula Stock Award Plan or the Supplemental 401(k) Plan, and neither plan authorizes option grants.

   Non-Stockholder Approved Plans. The material terms of the Company's non-stockholder approved equity compensation plans are summarized below.

   PartnerShares Plan. Under the Partner-Shares Plan, the Board of Directors, the Human Resources Committee, or a PartnerShares Committee can grant options to buy the Company's common stock to any employee of the Company or affiliate of the Company other than employees subject to Section 16 of the Securities Exchange Act of 1934 and certain other specified categories of employees. Participants in the LTICP are generally not eligible to receive option grants under the PartnerShares Plan. The PartnerShares Committee determines, subject to the terms of the plan, the exercise price, the expiration date, and the other exercise terms of each option grant including any vesting price or vesting schedule. Under the terms of the PartnerShares Plan, the exercise price may not be less than the closing share price of the common stock as of the trading day immediately preceding the grant date and the expiration date may not be more than ten years from the grant date.

   1999 Directors Formula Stock Award Plan and 1999 Directors Stock Option Plan. The material terms of the 1999 Directors Formula Stock Award Plan and the 1999 Directors Stock Option Plan are described in this proxy statement under "Item 1--Election of Directors--Director Compensation."

   Supplemental 401(k) Plan. The Supple- mental 401(k) Plan is a non-qualified supplemental retirement plan that provides benefits to participants in the Company's 401(k) Plan whose employer matching contributions under that plan are limited because of IRS-imposed limitations on their plan contributions and/or because they elected to defer compensation into one or more non-qualified deferred compensation plans maintained by the Company that would otherwise have been available for contribution to the 401(k) Plan. The Company credits the account of each participant in the Supplemental 401(k) Plan in the amount of the employer matching contribution that the Company would have made to the participant's 401(k) Plan account had the IRS limit not existed and/or the participant not deferred compensation.

   Under the Supplemental 401(k) Plan, credits to a participant's account are converted to share equivalents as if invested in the Company's common stock as of the applicable record date. Additional credits are allocated to a participant's account to reflect dividends paid on the common stock, based on the number of share equivalents credited to the participant's account. These additional credits are also converted to share equivalents as if invested in common stock. Distribution of a participant's account begins as soon as administratively feasible in the calendar year following the year the participant retires or the participant's employment otherwise terminates. Amounts that are treated as if invested in common stock are distributed in shares of common stock. Participants in the Supplemental 401(k) Plan are general unsecured creditors of the Company with respect to their benefits under the plan.

              ITEM 2--INCREASE SHARES AVAILABLE FOR THE LONG-TERM
                          INCENTIVE COMPENSATION PLAN
   The Board of Directors has approved an amendment (the "Plan Amendment") to the Company's Long-Term Incentive Compensation Plan (the "LTICP" or the "Plan") to increase the number of shares of common stock available for awards under the Plan by an additional 50,000,000 shares. In order for the Plan Amendment to take effect, stockholders must approve the increase at the 2002 annual meeting.

   The Plan Amendment would add the underlined language to Section 4 of the LTICP and delete the language enclosed in brackets, as follows:

     "4. Shares Available Under the Plan; Limitation on Awards. The maximum number of Shares that may be issued under this Plan on and after April 23, 2002 [April 27, 1999], in addition to Shares which prior to April 23, 2002 [April 27, 1999] were subject to Awards, shall not exceed the sum of (i) the number of Shares available for, but not yet subject to, an Award as of April 23, 2002 [April 27, 1999], plus (ii) 50,000,000 [40,000,000] Shares."

   The Board believes that the LTICP is an important way to attract, retain, and motivate key employees to produce continued growth in stockholder value. Participation in the Plan rewards key employees for superior performance by giving them an opportunity to participate in this growth. The Board believes that the options that may be granted, and other stock-based compensation awards that may be made under the Plan are consistent with grants and awards made by companies with whom the Company competes for key talent. Based on its review of prior grants and awards made under the Plan and the Board's expectation that any future grants and awards would be comparable to past practices, the Board anticipates that the increase in the number of shares available for grants and awards pursuant to the Plan Amendment will be sufficient for the reasonably foreseeable future to achieve the Plan's purposes. Approval of the proposed Plan Amendment will ensure that enough shares are available under the Plan to encourage stock ownership by executive officers and key employees and to help the Company attract and retain individuals who will contribute to the Company's success.

The Plan

   Executive officers of the Company selected by the Section 162(m) Committee and other key employees of the Company and its subsidiaries selected by the Human Resources Committee (the "Committees") are eligible to become participants in the Plan. Executive officers and other key employees selected by the Committees may receive awards in the form of stock options, stock appreciation rights, restricted stock, restricted share rights, performance shares, performance units, or stock. As of February 28, 2002, a total of 6,663 persons participated in the Plan. No employee may be granted stock options or stock appreciation rights covering more than 7,000,000 shares in any calendar year.

   The Plan also limits the number of shares that may be issued pursuant to certain stock awards that have vesting periods of less than three years. If the Plan Amendment is approved by stockholders, no more than 5% of the sum of the number of shares available for awards under the Plan as of April 23, 2002, and 50,000,000 shares may be made subject to (i) restricted stock awards and restricted share rights awards that vest in fewer than three years from the award date, (ii) stock awards without restrictions (other than stock awards made in lieu of salary, bonus, or other cash compensation), or
(iii) awards of performance shares or performance units with a performance cycle of less than three years.

   Stock options may be granted as non-qualified stock options or incentive stock options, and must be granted at a price no lower than the fair market value of the stock on the day of grant. Fair market value on any day means the closing price of a share of common stock reported on the New York Stock Exchange for the immediately preceding trading day. Stock options may be exercised during a period of time fixed by the Committees, except that no stock option may be exercised more than ten years after the day it is granted. At the discretion of the Committees, the option exercise price may be paid in cash, in other shares of Company common stock, or by delivering irrevocable instructions to a broker to promptly deliver to the Company sale proceeds to pay the purchase price.

   Stock options granted under the Plan may include a reload feature. When an option with this feature is exercised using shares of Company common stock to pay the option exercise price, the participant receives a reload option to purchase the number of shares of common stock equal to the number of whole shares used by the participant to pay the purchase price of the original option. If shares are withheld by the Company to pay the participant's withholding taxes, the reload option will also include a number of shares related to the number of shares withheld. The exercise price of the reload option is the fair market value of the Company's common stock on the date the reload option is granted. A reload option expires on the same date as the original option and may be exercised at any time between its grant date and the expiration date of the original option. Reload options are intended to encourage participants to exercise options early in their terms by allowing the participant to preserve the opportunity for future appreciation over the remaining life of the original option.

   A stock appreciation right entitles a participant to receive a payment, in cash, common stock, or a combination of both, in an amount equal to the difference between the fair market value of the stock at the time of exercise and the fair market value as of the date of grant. Stock appreciation rights may be exercised during a period of time for up to ten years after the grant date, as fixed by the Committees.

   An award of restricted stock consists of a specified number of shares of common stock which are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the Committees. Prior to the termination of the restrictions, a participant may vote and receive dividends on the restricted stock but may not sell or otherwise transfer the shares. The Committees may also make awards of common stock without restrictions.

   An award of restricted share rights entitles a participant to receive a specified number of shares of common stock upon the expiration of a stated vesting period and dividend equivalents, if included in the terms of the award by the Committees. Once a restricted share rights award vests, the shares of common stock specified in the award will be issued to the participant. A participant who has been awarded restricted share rights may not vote the shares of common stock subject to the rights until the shares are issued. Until the vesting period applicable to a restricted share rights award expires, the participant also may not transfer or encumber any interest in the restricted share rights or in any related dividend equivalents.

   Under the terms of both restricted stock awards and restricted share rights awards, and except in the case of a participant's death, disability, or retirement or a change of control of the Company, a participant forfeits the right to receive the shares subject to the restricted stock award, or the shares and any related dividend equivalents subject to the restricted share rights, if he or she is not continuously employed by the Company or an affiliate until the restrictions end.

   A grant of performance shares or performance units entitles a participant to receive cash, common stock (which may be restricted stock), or a combination of both, based on the degree of achievement of pre-established performance targets over a performance cycle of two to five years, as determined by the Committees. The Committees may set maximum and minimum performance targets relating to earnings growth, or any other group or individual standard. The Committees also set the maximum number of performance shares or dollars of performance units that may be received if the participant achieves the maximum performance target. For performance between the maximum and minimum performance targets, the Company may pay a portion of the award.

   The Committees have the discretion to determine the period of time up to the original expiration date during which options or stock appreciation rights may be exercised after a participant's death, permanent disability, or retirement. The Board of Directors may modify, suspend, or terminate the Plan but may not, without the prior approval of the stockholders of the Company, make any change to the Plan that increases the total amount of common stock which may be awarded (except to reflect changes in capitalization), changes the class of employees eligible to participate, withdraws the administration from the Committees, or permits any person, while a member of either of the Committees, to be eligible to participate.

   On February 28, 2002, (i) 91,388,207 shares were covered by options (including reload options) granted under the LTICP, at option prices ranging from $9.7344 to $55.75 per share and with expiration dates ranging from July 28, 2002 to February 26, 2012; (ii) 58,494 shares were subject to restricted stock awards under the Plan that vest in full on dates ranging from July 28, 2002 to February 23, 2004; and (iii) 167,452 shares were subject to restricted share rights awards under the Plan that vest in full on dates ranging from July 1, 2002 to July 1, 2007. On February 28, 2002, the closing market price of a share of Company common stock was $46.90. No stock appreciation rights or awards other than the stock options, restricted stock awards, and restricted share rights awards, as described above, are outstanding under the Plan.

   Information about options granted in 2001 under the Plan to the Chief Executive Officer and the four other most highly compensated executive officers can be found in the table under the heading "Options/SAR Grants in Last Fiscal Year" on page 24 of this proxy statement. In 2001, options (including reload options) covering 3,576,313 shares were granted to current executive officers as a group under the Plan, and options (including reload options) covering 16,354,459 shares were granted under the Plan to all employees (excluding executive officers) as a group. Options (other than reload options) generally become exercisable in three annual installments beginning one year after the date of the option grant. All reload options are exercisable upon grant.

   Additional information about the LTICP and other plans pursuant to which awards in the form of shares of the Company's common stock may be made to directors and employees in exchange for goods or services, including plans that were not required to be approved by stockholders but excluding plans assumed in mergers, is provided under "Other Information About Directors and Executive Officers--Equity Compensation Plan Information" on pages 36 to 38 of this proxy statement.

   No information can be provided with respect to options or awards that may be granted in the future under the Plan, as amended by the Plan Amendment. Such awards are within the discretion of the Committees. The Committees have not determined future awards or who might receive them.

The Plan Amendment

   Increase in Available Shares. As of February 28, 2002, awards (including options and awards of restricted stock and restricted share rights) covering 91,614,153 shares were outstanding and 29,741,603 shares were available for grant under the Plan. If stockholders approve the Plan Amendment, the estimated maximum number of shares that may be issued under the Plan (in addition to shares subject to grants and awards as of April 23, 2002) would be increased to 79,741,603 shares. This number represents shares available for, but not yet subject to, a grant or award as of the date of the annual meeting (29,741,603 shares), assuming no grants or awards are made under the Plan between February 28, 2002 and that date, plus the additional 50,000,000 shares authorized by the Plan Amendment.

   Either authorized but unissued shares or treasury shares of common stock may be issued in connection with grants and awards under the Plan. In addition, the following shares can also be re-used for a new grant or award:
(1) any shares subject to an award which are forfeited or not issued because the terms and conditions of the grant or award are not met, (2) any shares used to pay all or part of an option exercise price, (3) any shares subject to grants or awards paid in cash, and (4) any shares relating to exercised stock appreciation rights paid in cash.

   Certain Federal Income Tax Consequences. The following discussion summarizes the federal income tax consequences to participants who receive options under the Plan. This summary is based upon the provisions, regulations, and interpretations of the Code in effect as of January 1, 2002.

   Non-Qualified Stock Options. A participant who is granted a non-qualified stock option will not have income and the Company will not be allowed a deduction at the time the option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the stock on the date of exercise (the "stock option gains") will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary. The capital gain holding period of the shares acquired will begin one day after the date the stock option is exercised. When a participant disposes of shares acquired by the exercise of the option, any amount received that is more than the fair market value of the shares on the exercise date will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the exercise date, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

   The tax consequences to a participant and to the Company of the exercise of a non-qualified stock option described above assume that the participant has not elected to defer stock option gains under the Company's Deferred Compensation Plan. The amount of any stock option gains deferred is credited to the participant's deferral account under the plan in the form of share equivalents of the Company's common stock. Dividends paid on Company common stock are also credited to the participant's deferral account in the form of share equivalents. A participant who elects to defer stock option gains will not have ordinary income until share equivalents credited to the deferral account, including dividend reinvestment share equivalents, are actually distributed to the participant in shares of Company common stock. At that time, the Company will be entitled to a deduction for federal income tax purposes equal to the value of all shares distributed.

   Incentive Stock Options. A participant who is granted an incentive stock option also will not have income and the Company will not be allowed a deduction at the time the option is granted. When a participant exercises an incentive stock option while employed by the Company or a subsidiary or within the three-month period (one-year period, in the case of disability) after his or her employment ends, the participant will not recognize any ordinary income at that time. However, any excess of the fair market value of the shares acquired by such exercise over the option price will be an item of tax preference for purposes of any federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than two years after the date of grant and one year after the date of transfer of the shares to the participant ("statutory holding periods"), any sale proceeds that exceed the total option price of these shares will be long-term capital gain. Except in the event of the optionee's death, if the shares are disposed of prior to the expiration of the statutory holding periods (a "Disqualifying Disposition"), generally, the amount by which the fair market value of the shares at the time of exercise exceeds the total option price will be ordinary income. If a Disqualifying Disposition occurs, the Company will be entitled to a federal tax deduction for a similar amount.

   Payment of Option Price in Shares. If a participant pays the exercise price of a non-qualified or incentive stock option with previously owned shares of Company common stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-qualified option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described under the heading "Incentive Stock Options."

   Stock Appreciation Rights. A participant who receives stock appreciation rights will not recognize income and the Company will not be allowed a deduction at the time such stock appreciation rights are granted. When a participant exercises stock appreciation rights, the amount of cash and the fair market value of the shares of common stock of the Company received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or its subsidiary.

Recommendation; Vote Required

   The Board of Directors recommends that stockholders vote FOR the proposal to increase the number of shares available for awards under the LTICP, which is shown as Item 2 on the enclosed proxy card. Approval of this proposal requires a vote in favor of the increase by the holders of a majority of the Company's shares of common stock present in person or represented by proxy at the annual meeting.
                  ITEM 3--APPOINTMENT OF INDEPENDENT AUDITORS


   Stockholders will also vote at the annual meeting to ratify the appointment by the Board of Directors of KPMG LLP ("KPMG"), certified public accountants, as independent auditors of the Company and its subsidiaries for the year ending December 31, 2002. KPMG or its predecessors have examined the financial statements of the Company each year since 1931.

   The Company incurred the fees shown in the following table for professional services provided by KPMG and its affiliates for 2001.

                                                          KPMG
                                                       Consulting
                                            KPMG LLP    Inc. (1)     Total
                                           ----------- ---------- -----------
Audit Fees(2)                              $ 4,547,668 $       -- $ 4,547,668
Financial Information Systems Design and
 Implementation Fees                                --    351,200     351,200
All Other Fees
  Audit-Related Services:
    Subsidiary and Employee Benefit Plan
     Audits                                  2,221,726         --
    Regulatory, Compliance and SEC Filing
     Assurance Services                      2,047,736         --
    Internal Control, Operational
     Improvement and Other Services            744,201         --
  Trust and Estate Tax Returns and
   Compliance Reporting                      8,663,902         --
  Corporate Tax Consulting                     407,275         --
  Non-Financial Systems Consulting                  --  1,842,747
                                           ----------- ----------
      Total All Other Fees                 $14,084,840 $1,842,747 $15,927,587
                                           ----------- ---------- -----------
Total                                      $18,632,508 $2,193,947 $20,826,455
                                           =========== ========== ===========

--------
(1) Until February 7, 2001, KPMG Consulting Inc. ("KCI") was a wholly owned subsidiary of KPMG. On that date, KPMG sold all interests in KCI through a public offering. Amounts shown are fees paid to KCI for services performed through February 7, 2001.
(2) For the audit of the Company's financial statements for the year 2001 and for the review of the Company's financial statements included in the Company's Forms 10-Q filed during 2001.
   Representatives of KPMG will be present at the annual meeting to answer appropriate questions and to make a statement if they wish.

   The Board of Directors recommends that stockholders vote FOR the proposal to ratify the appointment of auditors, which proposal is identified as Item 3 on the enclosed proxy card.

Audit and Examination Committee Report

   The Audit and Examination Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2001. The seven members of the Committee are named below and are "independent" directors as defined by rules of the New York Stock Exchange. The purposes and responsibilities of the Committee are elaborated in a written Committee Charter, which is reviewed annually by the Committee. As a result of the review of the Charter in 2002, the Committee recommended an amended and restated Charter to the Board of Directors, which was adopted by the Board on February 26, 2002, and is included in this proxy statement as Exhibit A.

   Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States. This audit serves as a basis for the auditors' opinion in the annual report to stockholders addressing whether the financial statements fairly present the Company's financial position, results of operations, and cash flows. The Audit and Examination Committee's responsibility is to monitor and oversee these processes.

   In reviewing the independence of the Company's outside auditors, the Committee has received from KPMG the written disclosures and letter regarding relationships between KPMG and its related entities and the Company and its related entities and has discussed with KPMG its independence from the Company, as required by Independence Standards Board Standard No. 1. As part of this review, the Committee considered whether the non-audit services provided by KPMG to the Company during 2001 were compatible with maintaining KPMG's independence.

   In fulfilling its responsibilities relating to the Company's internal control, accounting, and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and KPMG the Company's audited financial statements for 2001. In this connection, the Committee has discussed with KPMG its judgments about the quality, in addition to the acceptability, of the Company's accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

   Members of the Audit and Examination Committee:

Philip J. Quigley, Chair
                    Benjamin F. Montoya
J. A. Blanchard III Judith M. Runstad
Reatha Clark King   Susan G. Swenson
Cynthia H. Milligan


               ITEM 4--STOCKHOLDER PROPOSAL REQUESTING THAT THE
            BOARD OF DIRECTORS ELIMINATE THE COMPANY'S RIGHTS PLAN

   Mr. Gerald R. Armstrong, 910 Fifteenth Street, No. 754, Denver, Colorado 80202-2984, who held 19,377 shares of common stock on November 18, 2001, intends to submit a resolution to stockholders for approval at the 2002 annual meeting. Mr. Armstrong's resolution and supporting statement and the position of the Board of Directors on his proposal appear below.

Resolution

   That the shareholders of WELLS FARGO & COMPANY, assembled in person and by proxy in an annual meeting, request the Board of Directors to eliminate or rescind the "Rights" which are more commonly known as a "poison pill" and not to extend such "Rights" after the expiration of the current "Rights."

Statement

   Buried into the fine print of Note 12 to the Financial statements is the following disclosure:

     "Each share of the Company's common stock includes one preferred share purchase right. These rights will become exercisable only if a person or group acquires or announces an offer to acquire 15 percent or more of the Company's common stock. When exercisable, each right will entitle the holder to buy one one-thousandth of a share of a new series of junior participating preferred stock at a price of $160 for each one one-thousandth of a preferred share. In addition, upon the occurrence of certain events, holders of the rights will be entitled to purchase either the

  Company's common stock or shares in an "acquiring entity" at one-half of the then current market value."

   OUCH!

   These rights could prevent a reputable, ethical, and profitable entity from acquiring Wells Fargo & Company when it could be beneficial to the shareholders.

   Moreover, the granting of the exercise of the rights could be costly, or even unaffordable, to many owners. If granted and exercised, a costly clean-up could prevail in the aftermath.

   Shareholders should judge a proposed acquisition on its merits and value-- not, the whims of management making their decision.

   Accountability, performance, and achievement are issues which do not need "weather stripping" to prevent a change of control which, under some circum-stances, could improve the long-term rewards for shareholders.

   If you agree, please vote "FOR" this proposal.

Position of the Board of Directors

   The Board of Directors recommends that stockholders vote AGAINST this proposal, which is identified as Item 4 on the enclosed proxy card, for the following reasons:

   The Board of Directors believes that the Company's rights plan is an important tool to protect stockholders against abusive and unfair takeover tactics, including those that would treat stockholders differently such as partial and two-tiered tender offers. The rights plan does not prevent unsolicited proposals to acquire the Company from being made, nor does it prevent the Company from being acquired in a transaction that is fair and in the best interests of all stockholders.

   There is empirical evidence that rights plans neither make companies immune from hostile takeovers nor harm stockholder value. Indeed, there is empirical evidence that rights plans provide increased bargaining power that results in higher takeover premiums for stockholders. For example, a J.P. Morgan study published in 2001 of takeover data from 1997 through 2000 where the purchase price exceeded $1 billion found that the median takeover premium for companies with rights plans was 35.9% as compared to 31.9% for companies without rights plans.

   A study of 319 takeover transactions over $250 million between 1992 and 1996 by Georgeson & Company ("Georgeson"), a nationally recognized proxy solicitation firm and predecessor to Georgeson Shareholder Communications Inc., the Company's proxy solicitation firm, found that the premiums paid to acquire companies with rights plans in place at least six months prior to the first bid were on average eight percentage points higher than premiums for companies without rights plans. The Georgeson study also found that the presence of a rights plan neither reduced the likelihood of a company becoming a takeover target nor increased the likelihood of defeat of an unsolicited takeover proposal.

   The rights plan encourages potential acquirors to negotiate directly with the Board of Directors, which is in the best position to evaluate the adequacy of a takeover proposal and to determine whether the proposal is in the best interests of all stockholders. Without the protection of the rights plan, the Board of Directors could lose important bargaining power to negotiate a transaction that would deliver full value to all stockholders or to pursue alternatives that would reflect the full value of the Company and treat all stockholders fairly. If the Board determines that a transaction is fair and in the best interests of all stockholders, it can redeem the rights and approve the transaction.

   For these reasons, the Board of Directors recommends that stockholders vote AGAINST this proposal.

                            ADDITIONAL INFORMATION

Advance Notice Procedures

   Under the Company's By-laws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered advance notice to the Company. Such notice must contain certain information specified in the By-laws and be delivered to the President and Chief Executive Officer of the Company at 420 Montgomery Street, San Francisco, California 94104, not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Delivery of Proxy Materials--Householding

   Only one annual report for the year ended 2001 and proxy statement for the 2002 annual meeting is being delivered to multiple stockholders of record who share the same address and last name unless the Company received contrary instructions from an affected stockholder. This practice is known as "householding." The Company has been notified that certain brokers and banks that hold Company stock for their customers will also household annual reports and proxy statements. Each stockholder who resides at a householded address will be mailed a separate proxy card. The Company will promptly deliver a separate paper copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered upon the Company receiving an oral or written request from the stockholder. Any such stockholder who wishes to receive a separate paper copy of the Company's annual report and proxy statement for the 2002 annual meeting or future meetings should contact Wells Fargo Shareowner Services by telephone at 1-651-552-6974 or 1-800-689-8788 or by mail to: Wells Fargo Bank Minnesota, N.A., Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854, Attention:
Admin/WELLS FARGO.

   Any stockholders of record sharing an address who now receive multiple copies of the Company's annual report and proxy statement and who wish to receive only one copy of these materials per household in the future should also contact Wells Fargo Shareowner Services by telephone or mail as instructed above. Any stockholders sharing an address whose shares of Company stock are held by a broker or bank, who now receive multiple copies of the Company's annual report and proxy statement, and who wish to receive only one copy of these materials per household, should contact the broker or bank to request that only one set of these materials be delivered in the future.

Stockholder Proposals for the 2003 Annual Meeting.

   Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of stockholders in 2003 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's President and Chief Executive Officer at 420 Montgomery Street, San Francisco, California 94104, no later than November 20, 2002.

                                                                      EXHIBIT A

                             WELLS FARGO & COMPANY
                    AUDIT AND EXAMINATION COMMITTEE CHARTER

PURPOSE:

   The primary purpose of the Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee management activities related to internal control, accounting and financial reporting policies, and auditing practices; to review the independence of the outside auditors and the objectivity of internal auditors; to review the adequacy and reliability of disclosures to stockholders; to perform the audit committee functions specified by 12 C.F.R. Part 363 for depository institution subsidiaries of the Company; and to perform the functions of a fiduciary audit committee required by 12 C.F.R. (S)9.9 for national bank subsidiaries of the Company that have fiduciary powers.

MEMBERSHIP:

   The Committee is comprised of a minimum of three members and meets regularly at least three times per year. Special meetings are called as advisable. Committee members are appointed by the Board and shall meet the independence and experience requirements of the New York Stock Exchange and the FDIC.

RESPONSIBILITIES:

   The Committee provides a vehicle for communication between the directors and the outside auditors, the internal auditors and financial management, and establishes a forum for an open exchange of views and information. The Committee will meet at least annually with the Chief Financial Officer, the Chief Auditor, and the outside auditors in separate executive sessions. The outside auditors are ultimately accountable to the Board and the Committee. The Committee is responsible for reporting its activities to the Board.

   In discharging its oversight responsibilities, the Committee is authorized to retain legal, accounting, or other experts or consultants at its discretion and at the Company's expense without prior permission of the Board of Directors or management.

   The Committee shall review and reassess the adequacy of the Charter annually. The Committee may recommend amendments to this Charter at any time and submit amendments for approval to the Board.

   In carrying out its oversight function, the Committee is responsible for conducting the following recurring activities:

  . Selection, evaluation, and where appropriate, replacement of the outside auditors, subject to approval of the Board and ratification by the stockholders; and review the appointment and replacement of the Chief Auditor.

  . Review with management and the outside auditors correspondence with regulators or governmental agencies and employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

  . Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  . Review periodic reports regarding non-audit activities of the outside auditors and related fees, and any other disclosures required by Independence Standards Board Standard No. 1, as modified or supplemented. Discuss with the outside auditors any disclosed relationships or services that may impact their objectivity and independence and recommend that the Board take appropriate action to satisfy itself of the independence of the outside auditors in response to the auditors' reports.

  .  Review the fees to be paid to the outside auditors for audit services.

  . Review the planning and staffing of the audit, the adequacy of the resources of the outside auditors and the internal auditors and the appropriateness of their access within the Company in light of the scope of their work, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

  . Approve the Company's policy regarding hiring of employees of the outside auditors who were engaged on the Company's account.

  . Review and discuss the annual audited financial statements with management and the outside auditors. Discuss with the outside auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles as applied to its financial reporting as required by SAS 61, as modified or supplemented. Review with management and the outside auditors the basis for their reports issued under 12 C.F.R. (S)363.2(b).

  . Recommend to the Board whether to include the audited financial statements in the Company's Form 10-K.

  . Instruct the outside auditors to meet with and apprise the Committee Chair of any issues deemed significant by the outside auditors and related to the Company's quarterly financial results prior to the filing of the Company's Form 10-Q.

  .  Review significant changes in the Company's policies related to:

     -  Risk management;

     -  Internal control;

     -  Accounting and financial reporting;

     -  Ethical behavior of employees.

  . Review internal reports to remain apprised of material financial exposures and management actions to address issues related to:

     - Internal audit activities and the internal auditors' evaluation of internal control;

    - Exposures, uninsured risks, insurance and bonding losses, and insurance coverage and premiums;

    - Compliance with Company policies, including the Code of Ethics and Business Conduct, and with federal and state laws;

    - Legal actions brought against the Company and any liabilities and contingencies which would jeopardize its financial condition.

  . Determine that appropriate actions have been taken to resolve matters reported to the Committee that in the Committee's judgment could materially jeopardize the Company's financial condition, such as unacceptable control conditions, deviations from policy, high uninsured risks, non-compliance with federal and state laws, and legal actions.

  . Act as a fiduciary audit committee in accordance with 12 C.F.R. (S)9.9 on behalf of the national bank subsidiaries of the Company that have fiduciary powers.

  . Include in the company's annual proxy statement the Committee report required by the rules of the Securities and Exchange Commission.

   While the Committee has the responsibilities and powers set forth in this Charter, the Committee is not providing any expert or special assurance as to the Company's financial statements, internal controls, or any professional certification as to the outside auditors' work, and it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Committee to assure compliance with laws and regulations and the Company's Code of Ethics and Business Conduct.

                               ****************

MSC54228-02

                     LONG-TERM INCENTIVE COMPENSATION PLAN
               (Includes Proposed Amendments Through 4/23/2002)

1.   Purpose.  The purpose of Wells Fargo & Company's Long-Term Incentive
     -------
     Compensation Plan (the "Plan") is to motivate key employees to produce a superior return to the stockholders of Wells Fargo & Company by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining talented executives for key positions by providing an attractive capital accumulation opportunity.

2.   Definitions.
     -----------

     2.1 The following terms, whenever used in this Plan, shall have the meanings set forth below:

          (a) "Affiliate" means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

          (b) "Award" means a grant made under this Plan in the form of Performance Shares, Restricted Stock, Restricted Share Rights, Stock Options, Performance Units, Stock Appreciation Rights, or Stock.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Committee" means a committee selected by the Board and consisting of two or more members of the Board.

          (e) "Company" means Wells Fargo & Company, a Delaware corporation.

          (f) "Employee" means a regular salaried employee (including an officer or director who is also an employee) of the Company or an Affiliate.

          (g) "Fair Market Value" as of any date means the immediately preceding trading day's New York Stock Exchange-only closing price of a share of Stock.

          (h) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422A of the Internal Revenue Code of 1986, as amended.

          (i) "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

          (j) "Option" means a right to purchase Stock.

          (k) "Participant" means a person designated by the Committee to receive an Award under the Plan who is an Employee at the time of such designation.

          (l) "Performance Cycle" means the period of time of not fewer than two years nor more than five years as specified by the Committee over which Performance Shares or Performance Units are to be earned.

          (m) "Performance Shares" means an Award made pursuant to Section 6 which entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (n) "Performance Units" means an Award made pursuant to Section 6 which entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (o) "Plan" means this Long-Term Incentive Compensation Plan, as amended from time to time.

          (p) "Restricted Share Right" means a grant under Section 9 of the right to receive a Share subject to vesting and such other restrictions imposed pursuant to said Section, together with dividend equivalents with respect to such Share if and as so determined by the Committee.

          (q) "Restricted Stock" means Stock granted under Section 7 that is subject to restrictions imposed pursuant to said Section.

          (r) For all Awards outstanding on November 2, 1998, "Retirement" means retirement which would entitle a Participant to a benefit under
              Section 6.1 or Section 6.2 of the Norwest Corporation Pension Plan or under Section 4.1 or Section 4.2 of the Norwest Financial Pension Plan if such plans had remained in effect under their terms as of November 2, 1998. For all Awards granted subsequent to November 2, 1998, "Retirement" means termination of employment after reaching the earlier of (i) age 55 with 10 completed years of service, or (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service), or (iii) age 65. For purposes of this definition, a Participant is credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.

          (s) "Share" means a share of Stock.

          (t) "Stock" means the common stock, $1-2/3 par value per share, of the Company.

          (u) "Stock Appreciation Right" means the right to receive a payment in cash or in Stock or a combination thereof in an amount equal to the excess of the Fair Market Value of the Stock at the time of exercise over the Fair Market Value of the Stock at the time of grant.

          (v) "Successor" means the legal representative of the estate of a deceased Participant or the person or persons who may acquire the right to exercise an Option or to receive Shares issuable in satisfaction of an Award, by bequest or inheritance.

          (w) "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on a Restricted Share Right or Restricted Stock are in effect.

     2.2  Gender and Number.  Except when otherwise indicated by context,
          -----------------
          reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.   Administration.  The Plan shall be administered by the Committee.  Subject
     --------------
     to the provisions of the Plan, the Committee shall have exclusive power to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt and revise rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

4.   Shares Available Under the Plan; Limitation on Awards.  The maximum number
     -----------------------------------------------------
     of Shares that may be issued under this Plan on and after April 23, 2002
                                                               --------------
     [April 27, 1999], in addition to Shares which prior to April 23, 2002
     ----------------                                       --------------
     [April 27,
     ----------

     1999] were subject to Awards, shall not exceed the sum of (i) the number of
     -----
     Shares available for, but not yet subject to, an Award as of April 23, 2002
                                                                  --------------
     [April 27, 1999] plus (ii) 50,000,000 [40,000,000] Shares. These Shares may
     ---------                  ----------
     consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose. Any Shares subject to the terms and conditions of an Award under this Plan which are forfeited or not issued because the terms and conditions of the Award are not met or for which payment is not made in Stock and any Shares which are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised may again be used for an Award under the Plan. No Employee may be awarded in any calendar year Options or Stock Appreciation Rights covering an aggregate of more than 7,000,000 Shares. On and after the date referred to in clause (i) above, no more than five percent of the sum of the numbers of Shares described in clauses (i) and (ii) above shall be issued pursuant to Awards of unrestricted Stock not granted in lieu of salary, cash bonus or other cash compensation, Awards of Performance Shares or Performance Units earned over a Performance Cycle of less than three years, and Awards of Restricted Stock or Restricted Share Rights having Terms of less than three years at the time of grant.

5.   Participation.  Participation in the Plan shall be limited to key Employees
     -------------
     of the Company or an Affiliate selected by the Committee. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

6.   Performance Shares and Performance Units.  An Award of Performance Shares
     ----------------------------------------
     or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the achievement of pre-established performance targets.

     6.1   Amount of Award.  The Committee shall establish a maximum amount of a
           ----------------
           Participant's Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.

     6.2   Communication of Award.  Written notice of the maximum amount of a
           -----------------------
           Participant's Award and the Performance Cycle determined by the Committee shall be given to a Participant as soon as practicable after approval of the Award by the Committee.

     6.3   Amount of Award Payable.  The Committee shall establish maximum and
           ------------------------
           minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Committee shall relate to corporate, group, unit or individual performance and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 6.5) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an Award of Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 6.5) for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

     6.4   Adjustments.  At any time prior to payment of a Performance Share or
           -----------
           Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in law, regulation, or accounting practice, or mergers, acquisitions or divestitures.

     6.5   Payment of Awards.  Following the conclusion of each Performance
           -----------------
           Cycle, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Committee. Payment in Stock may be in Restricted Stock or Restricted Share Rights.

     6.6   Termination of Employment.  If a Participant ceases to be an Employee
           -------------------------
           before the end of a Performance Cycle by reason of his death, permanent disability or Retirement, the Performance Cycle for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which such Participant ceased to be an Employee. The amount of an Award payable to a Participant to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. Upon any other termination of employment of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.

7.   Restricted Stock Awards.  An Award of Restricted Stock under the Plan shall
     -----------------------
     consist of Shares subject to restrictions on transfer, conditions of forfeiture, and such other terms and conditions as the Committee shall determine.

     7.1   Award Terms.  An Award of Restricted Stock shall be subject to such
           ------------
           terms, conditions and restrictions as the Committee shall determine, subject to the provisions of this Plan, including the following:

           (a) Restrictions.  A statement of the terms, conditions, and
               ------------
               restrictions to which the Restricted Stock awarded is subject, including, without limitation, terms requiring forfeiture and imposing restriction on transfer for such Term or Terms as shall be determined by the Committee subject to the provisions of this Plan. The Committee shall have the authority to permit in its discretion an acceleration of the expiration of the applicable Term with respect to any part or all of the Restricted Stock awarded to a Participant in connection with severance arrangements or changes in law, regulation or accounting practice.

           (b) Lapse of Restrictions.  A statement of the terms and any other
               ---------------------
               conditions upon which any restrictions upon Restricted Stock awarded shall lapse, as determined by the Committee subject to the provisions of this Plan. Upon the lapse of the restrictions, Shares free of restrictive legend, if any, shall be issued to the Participant or his Successor.

     7.2   Term. Subject to acceleration of the expiration of the Term as
           ----
           provided in or permitted by this Plan, the minimum Term for Restricted Stock shall be three years unless the lapse of restrictions is conditioned on the achievement of one or more pre-established performance targets, in which case the minimum Term shall be not less than one year, or the Restricted Stock is granted in lieu of salary, cash bonus or other cash compensation, in which case there may be no minimum Term.

     7.3   Nontransferability.  Restricted Stock awarded, and the right to vote
           ------------------
           such Restricted Stock and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, or otherwise encumbered, during the Term applicable to the Award. A Participant with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares.

     7.4   Termination of Employment.  If a Participant ceases to be an Employee
           --------------------------
           prior to the lapse of restrictions by reason of his death, permanent disability or Retirement, all restrictions on Shares of Restricted Stock held for his benefit shall immediately lapse. Upon any other termination of employment prior to the lapse of restrictions, participation in the Plan shall cease and all Shares of Restricted Stock held for the benefit of a Participant shall be forfeited by the Participant.

     7.5   Certificates.  Each certificate issued in respect to an Award of
           ------------
           Restricted Stock shall be deposited with the Company or its designee and may, at the election of the Committee, bear the following legend:

               "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Long-Term Incentive Compensation Plan and the Restricted Stock Award. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and the Award, a copy of each of which is on file in the office of the Secretary of Wells Fargo & Company."

8.   Stock Awards.  Awards of Stock without restrictions may be made according
     ------------
     to terms and conditions established by the Committee.

9.   Restricted Share Rights.  An Award of Restricted Share Rights shall be
     -----------------------
     subject to such terms, conditions and restrictions as the Committee shall determine, subject to the provisions of this Plan, including the following:

     9.1   Number and Dividend Equivalents.  The number of Restricted Share
           -------------------------------
           Rights subject to the Award and whether the Award includes dividend equivalents. If the Award includes dividend equivalents, an amount equal to the dividends that would have been paid if the Restricted Share Rights had been issued and outstanding Shares as of the record date for the dividends shall be paid to the Participant in cash subject to applicable withholding taxes.

     9.2   Restrictions.  The terms, conditions and restrictions to which the
           ------------
           Award is subject, including, without limitation, terms requiring forfeiture and imposing restriction on transfer for such Term or Terms as shall be determined by the Committee subject to the provisions of this Plan. The Committee shall have the authority to permit in its discretion an acceleration of the expiration of the applicable Term with respect to any part or all of the Restricted Share Rights awarded to a Participant in connection with severance arrangements or changes in law, regulation or accounting practice.

     9.3   Term. Subject to acceleration of the expiration of the Term as
           ----
           provided in or permitted by this Plan, the minimum Term for Restricted Share Rights shall be three years unless the lapse of restrictions is conditioned on the achievement of one or more pre-established performance targets, in which case the minimum Term shall be not less than one year, or the Restricted Share Rights are granted in lieu of salary, cash bonus or other cash compensation, in which case there may be no minimum Term.

     9.4   Lapse of Restrictions; Vesting.  Upon the lapse of the restrictions,
           ------------------------------
           the Restricted Share Rights shall vest and Shares shall be issued to the Participant in accordance with the terms of the Award as determined by the Committee. Shares subject to Restricted Share Rights shall have no voting rights until issued.

    9.5    Nontransferability.  Restricted Share Rights, including, if
           ------------------
           applicable, the right to receive dividend equivalents thereon, may not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered during the Term applicable to the Award. The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to receive payment of any outstanding Restricted Share Rights upon the Participant's death. If at the time of the Participant's death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the legal representative of the Participant's estate shall have the right to receive payment.

    9.6    Termination of Employment.
           -------------------------

           (a)  Due to Death, Disability, or Retirement.  If a Participant
                ---------------------------------------
                ceases to be an Employee by reason of the Participant's death, permanent disability or Retirement, all restrictions on the Restricted Share Rights of the Participant shall lapse in accordance with the terms of the Award as determined by the Committee.

           (b)  Due to Reasons Other Than Death, Disability, or Retirement.  If
                ----------------------------------------------------------
                a Participant ceases to be an Employee for any reason other than death, permanent disability or Retirement, all Restricted Share Rights of the Participant and all rights to receive dividend equivalents thereon shall immediately terminate without notice of any kind and shall be forfeited by the Participant.

10.  Stock Options.
     -------------

     10.1  Award Terms.  An Award of an Option shall be subject to such terms,
           -----------
           conditions and restrictions as the Committee shall determine, subject to the provisions of this Plan, including the following:

           (a)  Type of Option; Number of Shares.  A statement identifying the
                --------------------------------
                Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.

           (b)  Option Price.  A statement of the purchase price of the Stock
                ------------
                subject to Option which shall not be less than the Fair Market Value, and in any event not less than the par value, of the Stock on the date the Option is granted.

           (c)  Exercise Term.  A statement of the Term of each Option granted
                -------------
                as established by the Committee, provided that no Option shall be exercisable after ten years from the date of grant. The Committee shall have the authority to permit an acceleration of previously established Terms, at its discretion.

           (d)  Payment for Shares.  A statement that the purchase price of the
                ------------------
                Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Company. The purchase price may be payable in cash, in Stock having a Fair Market Value on the date the Option is exercised equal to the Option price of the Stock being purchased pursuant to the Option, or a combination thereof, as the Committee shall determine. The Committee may, either at the time the Option is granted or any time before it is exercised, subject to such limitations as the Committee may determine, authorize payment of the purchase price of the Option by delivery to the Company of irrevocable instructions to a broker, or some other communication acceptable to the Company, requiring prompt delivery to the Company of the amount of sale proceeds to pay the Option purchase price and all applicable withholding taxes resulting from such exercise.

           (e)  Nontransferability.  An Option is not transferable other than by
                ------------------
                will, the laws of descent and distribution or by the Participant designating a beneficiary in accordance with this Section 10.1(e). During the lifetime of the Participant, Options may be exercised only by the

                Participant or by the Participant's legal representative. The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to exercise and receive any outstanding Options (and all outstanding Stock Appreciation Rights granted in conjunction with Options) upon the Participant's death. If at the time of the Participant's death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the legal representative of the Participant's estate shall have the right to exercise the Option.

           (f)  Incentive Stock Options.  In the case of an Incentive Stock
                -----------------------
                Option, each Option shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option as an Incentive Stock Option (within the meaning of Section 422A of the Internal Revenue Code of 1986, or any amendment or regulation pertaining to it) or any other law or regulation providing special tax treatment for stock options and related stock. Provided, however, that the aggregate Fair Market Value (as determined at the effective date of the grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000.

     10.2  Termination of Employment Due to Death, Disability, or Retirement.
           -----------------------------------------------------------------

           (a) If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Option. If a Participant dies before exercising all outstanding Options, the outstanding Options shall be exercisable by the Participant's beneficiary determined in accordance with Section 10.1(e).

          (b) If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each outstanding Stock Appreciation Right granted in conjunction with an Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right. If a Participant dies before exercising all outstanding Stock Appreciation Rights granted in conjunction with Options, said outstanding Stock Appreciation Rights shall be exercisable by the Participant's beneficiary determined in accordance with
                Section 10.1(e).

     10.3  Termination of Employment for Reasons Other Than Death, Disability,
           -------------------------------------------------------------------
           or Retirement.  Except as otherwise determined by the Committee, in
           -------------
           the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

11.  Stock Appreciation Rights.  An Award of a Stock Appreciation Right shall
     -------------------------
     entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) a specified price which shall not be less than 100% of the Fair Market Value of the Shares at the time of grant. Stock Appreciation Rights may be granted in connection with a previously or contemporaneously granted Option, or independent of any Option. If issued in connection with an Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels the Option with which it is connected. A Stock Appreciation Right may not be exercised at any time when the Fair Market Value of the Shares of Stock to which it relates does not exceed the exercise price of the Option associated with those Shares.

     11.1  Term.  An Award of a Stock Appreciation Right shall include a
           -----
           statement of the Term within which the Stock Appreciation Right may be exercised subject to terms and conditions prescribed by the Committee, provided that no Stock Appreciation Right shall be exercisable after ten years from the date of grant. The Committee shall have the authority to permit an acceleration of previously established exercise Terms.

     11.2  Termination of Employment Due to Death, Disability, or Retirement.
           -----------------------------------------------------------------
           If a Participant ceases to be an Employee by reason of his death, permanent disability or Retirement, each Stock Appreciation Right then outstanding which was granted independent of any Option shall become exercisable to the extent and for such period or periods determined by the Committee but not beyond the expiration date of said Stock Appreciation Right.

     11.3  Termination of Employment for Reasons Other Than Death, Disability,
           -------------------------------------------------------------------
           or Retirement.  Except as otherwise determined by the Committee, in
           -------------
           the event a Participant ceases to be an Employee for any reason other than his death, permanent disability or Retirement, all rights of the Participant under this Plan shall immediately terminate without notice of any kind.

     11.4  Payment.  Upon exercise of a Stock Appreciation Right, payment shall
           -------
           be made in the form of cash or Stock or some combination thereof as determined by the Committee. However, notwithstanding any other provisions of this Plan, in no event may the payment (whether in cash or Stock) upon exercise of a Stock Appreciation Right exceed an amount equal to 100% of the Fair Market Value of the Shares at the time of grant.

12.  Nontransferability of Rights.  Except as otherwise set forth in this Plan,
     ----------------------------
     no rights under any Award will be transferable other than by will or the laws of descent and distribution, and the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the Participant's legal representative.

13.  Termination of Employment.
     -------------------------

     13.1 Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

     13.2 The Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

14.  Reorganization.  If substantially all of the assets of the Company are
     --------------
     acquired by another corporation or in case of a reorganization of the Company involving the acquisition of the Company by another entity, then as to each Participant who is an Employee immediately prior to the consummation of the transaction:

     (a) All outstanding Options and Stock Appreciation Rights shall become exercisable immediately prior to the consummation of the transaction.

     (b) All restrictions with respect to Restricted Stock and Restricted Share Rights shall lapse immediately prior to the consummation of the transaction, and Shares free of restrictive legend shall be delivered to the Participant.

     (c) All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the consummation of the transaction. The amount of an Award payable shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters completed in the Performance Cycle through the end of the calendar quarter immediately preceding the consummation of the transaction and the denominator of which is the number of full calendar quarters in the

           Performance Cycle. The amount of an Award payable shall be paid within sixty days after consummation of the transaction.

     The Committee shall take such action as in their discretion may be necessary or advisable to carry out the provisions of this Section.

15.  Board Changes.  On the date that a majority of the Board shall be persons
     -------------
     other than persons (a) for whose election proxies shall have been solicited by the Board or (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, then as to any Participant who is an Employee immediately prior to said date and who ceases to be an Employee within six months after said date for any reason other than as a result of death, permanent disability or Retirement:

     (i) All outstanding Options and Stock Appreciation Rights shall become immediately exercisable and may be exercised at any time within six months after the Participant ceases to be an Employee.

     (ii) All restrictions with respect to Restricted Stock and Restricted Share Rights shall lapse and Shares free of restrictive legend shall be delivered to the Participant.

     (iii) All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to said Participant shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after said Participant ceases to be an Employee.

     The Committee shall take such action as in their discretion may be necessary or advisable to carry out the provisions of this Section.

16.  Effective Date of the Plan.
     --------------------------

     16.1  Effective Date.  The Plan shall become effective as of September 25,
           --------------
           1984 upon the approval and ratification of the Plan by the affirmative vote of the holders of a majority of the outstanding Shares of Stock present or represented and entitled to vote in person or by proxy at a meeting of the stockholders of the Company.

     16.2  Duration of the Plan.  The Plan shall remain in effect until all
           --------------------
           Stock subject to it shall be distributed, until the Term of all Options or Stock Appreciation Rights granted under this Plan shall expire, until all restrictions on Restricted Stock or Restricted Share Rights granted under this Plan shall lapse, or until the Performance Cycle for any Performance Shares or Performance Units awarded under this Plan shall end.

17.  Right to Terminate Employment.  Nothing in the Plan shall confer upon any
     -----------------------------
     Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.

18.  Withholding Taxes.  The Company and its Affiliates shall have the right to
     -----------------
     deduct from all payments under this Plan, whether in cash or in Stock, an amount necessary to satisfy any federal, state or local withholding tax requirements.

19.  Deferral of Payments.  The Committee may, from time to time, establish
     --------------------
     rules and conditions under which a Participant may defer the payment of Awards.

20.  Amendment, Modification and Termination of the Plan.  The Board or
     ---------------------------------------------------
     Committee may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the stockholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 21) which will:

     (a) Increase the total amount of Stock which may be awarded under the Plan.

     (b)   Change the class of Employees eligible to participate in the Plan.

     (c)   Withdraw the administration of the Plan from the Committee.

     (d) Permit any person, while a member of the Committee, to be eligible to participate in the Plan.

     (e)   Extend the duration of the Plan.

     No termination, suspension, or modification of the Plan will adversely affect any right acquired by any Participant or any Successor under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in
     Section 21 does not adversely affect any right.

21.  Adjustment for Changes in Capitalization.  Any change in the number of
     ----------------------------------------
     outstanding Shares occurring through Stock splits, reverse Stock splits, or Stock dividends after the grant of an Award will be reflected proportionately in the aggregate number of Shares then available for Awards and in the number of Shares subject to Awards then outstanding; and a proportionate change will be made in the per share Option price as to any outstanding Options. Any fractional Shares resulting from adjustments will be rounded to the nearest whole Share.


7/22/97
10/2/97
4/28/98
7/28/98
2/23/99
4/27/99
11/23/99
11/1/00
4/23/2002

                                                           [LOGO OF WELLS FARGO]






                              WELLS FARGO & COMPANY
                              420 MONTGOMERY STREET
                         SAN FRANCISCO, CALIFORNIA 94104


                       2002 ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 23, 2002
                        1:00 P.M., PACIFIC DAYLIGHT TIME







                      VOTE BY INTERNET, TELEPHONE, OR MAIL

                     You may vote by Internet or telephone
                 at your convenience 7 days/week, 24 hours/day.

Your Internet or telephone vote authorizes Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed, and returned the proxy card. There are three ways to vote by proxy:

TO VOTE BY INTERNET:  1. GO TO THE WEB SITE ADDRESS: http://www.eproxy.com/wfc/
-------------------
                      2. When prompted, enter the 3-digit Company Number and
                         7-digit Control Number which are located in the box on the upper right hand corner on the reverse side of this proxy card.

                      3. Follow the simple instructions when prompted.

TO VOTE BY TELEPHONE: 1. CALL TOLL FREE ON A TOUCH TONE TELEPHONE:
--------------------     1-800-240-6326.

                      2. When prompted, enter the 3-digit Company Number and
                         7-digit Control Number which are located in the box on the upper right hand corner on the reverse side of this proxy card.

                      3. Follow the simple instructions when prompted.

TO VOTE BY MAIL:      1. PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
---------------          USING THE ENCLOSED ENVELOPE.

                      2. If you have voted by Internet or telephone, please do
                         not mail back your proxy card.

 The deadline for Internet or telephone voting is noon (CDT) on April 22, 2002.

                                                          --------------------
                                                            COMPANY #
[LOGO OF WELLS FARGO & COMPANY]                             CONTROL #
420 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94104    --------------------
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors of Wells Fargo & Company (the "Company") for use at the Annual Meeting of Stockholders on Tuesday, April 23,
    2002 at 1:00 p.m., Pacific daylight time, at 420 Montgomery Street, San
                          Francisco, California 94104.

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote all shares of the Company's common stock held of record by the undersigned at the close of business on March 5, 2002, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card.

VOTE BY INTERNET, TELEPHONE, OR MAIL -- SEE THE REVERSE SIDE OF THIS PROXY CARD

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

1. Election of directors:

   01 Leslie S. Biller                     07 Robert L. Joss
   02 J.A. Blanchard III                   08 Reatha Clark King
   03 Michael R. Bowlin                    09 Richard M. Kovacevich
   04 David A. Christensen                 10 Richard D. McCormick
   05 Spencer F. Eccles                    11 Cynthia H. Milligan
   06 Susan E. Engel                       12 Benjamin F. Montoya

   13 Philip J. Quigley                    [_]  Vote FOR
   14 Donald B. Rice                            all nominees
   15 Judith M. Runstad                         (except as marked)
   16 Susan G. Swenson                     [_]  Vote WITHHELD
   17 Michael W. Wright                         from all nominees

    (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

          ____________________________________________________________

          ____________________________________________________________


                    \|/ Please fold here--Do not separate \|/


2. Proposal to approve an increase in the shares available for awards under the Long-Term Incentive Compensation Plan.

                   [_] For        [_] Against       [_] Abstain

3. Proposal to ratify appointment of KPMG LLP as independent auditors for the year 2002.

                   [_] For        [_] Against       [_] Abstain

           The Board of Directors recommends a vote "AGAINST" Item 4.

4. Stockholder proposal requesting elimination of the Company's rights plan.

                   [_] For        [_] Against       [_] Abstain

5. In the proxies' discretion, to vote on any other matter properly before the Annual Meeting, or any adjournment or postponement thereof.

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3, AGAINST
                                                 ---                    -------
ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

Address change? MARK BOX  [_]   Indicate changes below:



                                              Dated____________________, 2002



                                                Please sign exactly as name
                                                   appears on proxy card
                                              _________________________________

                                              _________________________________

                                              Signature(s) in Box
                                              If held in joint tenancy, all
                                              persons must sign. Trustees,
                                              administrators, etc., should
                                              include title and authority.
                                              Corporations should provide full
                                              name of corporation and title of
                                              authorized officer signing the
                                              proxy.

--------------------------------------------------------------------------------

                                                           [LOGO OF WELLS FARGO]






                              WELLS FARGO & COMPANY
                              420 MONTGOMERY STREET
                         SAN FRANCISCO, CALIFORNIA 94104


                       2002 ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 23, 2002
                        1:00 P.M., PACIFIC DAYLIGHT TIME







                      VOTE BY INTERNET, TELEPHONE, OR MAIL

                     You may vote by telephone or Internet
                 at your convenience 7 days/week, 24 hours/day.

Your telephone or Internet vote authorizes, as applicable, the 401(k) Plan Trustee, and/or Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote your shares in the same manner as if you had marked, signed and returned your instruction and proxy card. The deadline for telephone or Internet voting is 11:59 p.m. (CDT) on April 18, 2002.

TO VOTE BY INTERNET:   1. GO TO THE WEB SITE ADDRESS: http://www.eproxy.com/wfc/
-------------------
                       2. When prompted, enter the 3-digit Company Number and
                          7-digit Control Number which are located in the box on the upper right hand corner on the reverse side of this instruction and proxy card.

                       3. Follow the simple instructions when prompted.

TO VOTE BY TELEPHONE:  1. CALL TOLL FREE ON A TOUCH TONE TELEPHONE:
--------------------      1-800-240-6326.

                       2. When prompted, enter the 3-digit Company Number and
                          7-digit Control Number which are located in the box on the upper right hand corner on the reverse side of this instruction and proxy card.

                       3. Follow the simple instructions when prompted.

TO VOTE BY MAIL:       1. PLEASE SIGN, DATE, AND RETURN THIS INSTRUCTION AND
---------------           PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                       2. If you have voted by telephone or Internet, please do
                          not mail back your instruction and proxy card.

                 The deadline for Internet or telephone voting
                     is 11:59 p.m. (CDT) on April 18, 2002.

                                                          --------------------
                                                            COMPANY #
[LOGO OF WELLS FARGO & COMPANY]                             CONTROL #
420 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94104    --------------------
--------------------------------------------------------------------------------

     This instruction and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the "Company") for use at the Annual Meeting of
  Stockholders on Tuesday, April 23, 2002 at 1:00 p.m., Pacific daylight time, from persons who participate in either (1) the Wells Fargo & Company 401(k) Plan
 (the "401(k) Plan"), or (2) the Wells Fargo & Company Stock Purchase Plan (the "Stock Purchase Plan"), or (3) both the 401(k) Plan and the Stock Purchase Plan.

By signing this instruction and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank Minnesota, N.A., as Trustee, to exercise the voting rights relating to any shares of the Company's common stock allocable to his or her 401(k) Plan account as of March 5, 2002, at the Annual Meeting or any adjournments or postponements thereof, as specified on this instruction and proxy card, and (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies and appoints Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, as proxies, with full power of substitution to vote all shares of the Company's common stock held for his or her Stock Purchase Plan account as of March 5, 2002, at the Annual Meeting or any adjournments or postponements thereof, as specified on this instruction and proxy card.

This instruction and proxy card must be returned to Wells Fargo Bank Minnesota, N.A., by April 18, 2002. For the 401(k) Plan participants, the Trustee will tabulate the votes from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

                   VOTE BY INTERNET, TELEPHONE, OR MAIL--SEE
              THE REVERSE SIDE OF THIS INSTRUCTION AND PROXY CARD.

--------------------------------------------------------------------------------

       The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

1. Election of directors:

   01 Leslie S. Biller                     07 Robert L. Joss
   02 J.A. Blanchard III                   08 Reatha Clark King
   03 Michael R. Bowlin                    09 Richard M. Kovacevich
   04 David A. Christensen                 10 Richard D. McCormick
   05 Spencer F. Eccles                    11 Cynthia H. Milligan
   06 Susan E. Engel                       12 Benjamin F. Montoya

   13 Philip J. Quigley                    [ ]  Vote FOR
   14 Donald B. Rice                            all nominees
   15 Judith M. Runstad                         (except as marked)
   16 Susan G. Swenson                     [ ]  Vote WITHHELD
   17 Michael W. Wright                         from all nominees

                    \|/ Please fold here--Do not separate \|/


    (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

          ____________________________________________________________

          ____________________________________________________________


2. Proposal to approve an increase in the shares available for awards under the Long-Term Incentive Compensation Plan.

                   [_] For        [_] Against       [_] Abstain

3. Proposal to ratify appointment of KPMG LLP as independent auditors for the year 2002.

                   [_] For        [_] Against       [_] Abstain

           The Board of Directors recommends a vote "AGAINST" Item 4.

4. Stockholder proposal requesting elimination of the Company's rights plan.

                   [_] For        [_] Against       [_] Abstain

5. In the proxies' discretion, to vote on any other matter properly before the Annual Meeting, or any adjournment or postponement thereof.

IF THIS INSTRUCTION AND PROXY CARD IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3, AGAINST ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5
---                    -------
ABOVE.

This instruction and proxy card will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.

Address change? MARK BOX  [_]  Indicate changes below:



                                              Dated____________________, 2002



                                                Please sign exactly as name
                                                   appears on proxy card
                                              _________________________________

                                              _________________________________

                                              Signature(s) in Box
                                              If held in joint tenancy, all
                                              persons must sign. Trustees,
                                              administrators, etc., should
                                              include title and authority.
                                              Corporations should provide full
                                              name of corporation and title of
                                              authorized officer signing the
                                              proxy.

--------------------------------------------------------------------------------

                   WELLS FARGO & COMPANY VOTING BY INTERNET

INSTRUCTIONS: The following instruction and proxy card allows you electronically to authorize the voting of your shares using the Internet. To indicate your direction on each item to be acted on at the Wells Fargo & Company annual meeting, click on your choice next to each item. For Item 1, follow the instructions given in Item 1 to withhold authority to vote for any individual nominee for director.

Your vote will not be authorized until you have clicked the Submit Your Vote button. If you click on the "Submit Your Vote" button without direction on any matter, the proxy will be voted FOR Items 1, 2, and 3, AGAINST Item 4, and in the manner set forth in Item 5 below. The items to be voted on at the annual meeting are described in the Proxy Statement that you received either by mail or electronic delivery.

Your Internet vote authorizes, as applicable, the 401(k) Plan Trustee, and/or Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed and returned your instruction and proxy card.

                               [Wells Fargo Logo]

                             WELLS FARGO & COMPANY
                             420 MONTGOMERY STREET
                         SAN FRANCISCO, CALFORNIA 94104

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY, APRIL 23, 2002
                        1:00 p.m., Pacific daylight time

This instruction and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the "Company") for use at the Annual Meeting of Stockholders on Tuesday, April 23, 2002 at 1:00 p.m., Pacific daylight time, from persons who participate in either (1) the Wells Fargo & Company 401(k) Plan (the "401(k) Plan"), or (2) the Wells Fargo & Company Stock Purchase Plan (the "Stock Purchase Plan"), or (3) both the 401(k) Plan and the Stock Purchase Plan.

By completing and submitting this instruction and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Wells Fargo Bank Minnesota, N.A., as Trustee, to exercise the voting rights relating to any shares of the Company's common stock allocable to his or her 401(k) Plan account as of March 5, 2002, at the Annual Meeting or any adjournments or postponements thereof, as specified on this instruction and proxy card, and (b) if the undersigned participates in the Stock Purchase Plan, the undersigned revokes any prior proxies and appoints Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, as proxies, with full power of substitution to vote all shares of the Company's common stock held for his or her Stock Purchase Plan account as of March 5, 2002 at the Annual Meeting or any adjournments or postponements thereof, as specified on this instruction and proxy card.

This instruction and proxy card must be completed and received by Wells Fargo Bank Minnesota, N.A., by April 18, 2002. For the 401(k) Plan participants, the Trustee will tabulate the votes from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

________________________________________________________________________________

                                  For All Nominees               Withhold
                                  Except As Noted                As To All
                                     Below                       Nominees

1. Election of directors              ___                           ___

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, click on the box next to the nominee's name below.)

__ Leslie S. Biller           __ J.A. Blanchard III    __ Michael R. Bowlin
__ David A. Christensen       __ Spencer F. Eccles     __ Susan E. Engel
__ Robert L. Joss             __ Reatha Clark King     __ Richard M. Kovacevich
__ Richard D. McCormick       __ Cynthia H. Milligan   __ Benjamin F. Montoya
__ Philip J. Quigley          __ Donald B. Rice        __ Judith M. Runstad
__ Susan G. Swenson           __ Michael W. Wright

                                                                           For                   Against          Abstain
2. Proposal to approve an increase in the shares available for
awards under the Long-Term Incentive Compensation Plan.                    ___                     ___              ___

                                                                           For                   Against          Abstain
3. Proposal to ratify appointment of KPMG LLP as
independent auditors for the year 2002.                                    ___                     ___              ___

                                                                           For                   Against          Abstain
4. Stockholder proposal requesting elimination of the
Company's rights plan                                                      ___                     ___              ___

________________________________________________________________________________

5. In the proxies' discretion, to vote on any other matter properly before the Annual Meeting, or any adjournment or postponement thereof.

IF THIS INSTRUCTION AND PROXY CARD IS SUBMITTED AS INSTRUCTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, and 3, AGAINST ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This instruction and proxy card will be valid until the first of the following two dates to occur: the date that is one year from the date your vote is submitted and the date the Annual Meeting is completed.

If you are a joint owner of the shares being voted, by clicking the Submit Your Vote button, you attest that all owners of such shares have consented to the authorization of this proxy.

If you are holding the shares being voted as an executor, administrator, trustee, guardian, or attorney-in-fact, or if you are an officer of a corporate stockholder, by clicking the Submit Your Vote button, you attest that you have the authority to authorize this proxy.

To submit your vote, please click the button below. (Your vote will not be counted until the Submit Your Vote button is clicked).

                                SUBMIT YOUR VOTE

If you encounter difficulties in voting electronically, please complete the instruction and proxy card you received and mail it in the envelope provided to you.

                   WELLS FARGO & COMPANY VOTING BY INTERNET

INSTRUCTIONS: The following proxy card allows you electronically to authorize the voting of shares using the Internet. To indicate your direction on each item to be acted on at the Wells Fargo & Company annual meeting, click on your choice next to each item. For Item 1, follow the instructions given in Item 1 to withhold authority to vote on any individual nominee for director.

Your vote will not be authorized until you have clicked the Submit Your Vote button. If you click on the Submit Your Vote button without direction on any matter, the proxy will be voted FOR Items 1, 2 and 3, AGAINST Item 4, and in the manner set forth in Item 5 below. The items to be voted on at the annual meeting are described in the Proxy Statement sent by mail.

Your Internet vote authorizes Patricia R. Callahan, David J. Munio, and Stanley
S. Stroup, and each of them, with full power of substitution, as proxies, to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

                              [Wells Fargo Logo]



                             WELLS FARGO & COMPANY
                             420 MONTGOMERY STREET
                        SAN FRANCISCO, CALIFORNIA 94104

                      2002 ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY, APRIL 23, 2002
                       1:00 p.m., Pacific daylight time



             This proxy is solicited by the Board of Directors of
               Wells Fargo & Company (the "Company") for use at
                      the Annual Meeting of Stockholders
        on Tuesday, April 23, 2002 at 1:00 p.m., Pacific daylight time, at 420 Montgomery Street, San Francisco, California 94104.


By completing and submitting this proxy, the undersigned hereby revokes all prior proxies, and appoints Patricia R. Callahan, David J. Munio, and Stanley S. Stroup, and each of them, with full power of substitution, as proxies to vote all shares of the Company's common stock held of record by the undersigned at the close of business on March 5, 2002, which the undersigned would be entitled to vote if personally present at the Annual Meeting or at any adjournments or postponements thereof, as specified on this proxy card.

The Board Recommends a Vote "FOR" Items 1, 2, and 3 and "AGAINST" Item 4.

________________________________________________________________________________

                                        For All Nominees          Withhold
                                        Except As Noted           As To All
                                            Below                 Nominees

1. Election of directors                     ___                     ___

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, click on the box next to the nominee's name below.)

__ Leslie S. Biller          __ J.A. Blanchard III     __ Michael R. Bowlin
__ David A. Christensen      __ Spencer F. Eccles      __ Susan E. Engel
__ Robert L. Joss            __ Reatha Clark King      __ Richard M. Kovacevich
__ Richard D. McCormick      __ Cynthia H. Milligan    __ Benjamin F. Montoya
__ Philip J. Quigley         __ Donald B. Rice         __ Judith M. Runstad
__ Susan G. Swenson          __ Michael W. Wright

                                                                           For                   Against          Abstain
2. Proposal to approve an increase in the shares available for
awards under the Long-Term Incentive Compensation Plan.                    ___                     ___              ___

                                                                           For                   Against          Abstain
3. Proposal to ratify appointment of KPMG LLP as
independent auditors for the year 2002.                                    ___                     ___              ___

                                                                           For                   Against          Abstain
4. Stockholder proposal requesting elimination of the
Company's rights plan                                                      ___                     ___              ___

________________________________________________________________________________

5. In the proxies' discretion, to vote on any other matter properly before the Annual Meeting, or any adjournment or postponement thereof.

IF SUBMITTED AS INSTRUCTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, and 3, AGAINST
ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This proxy will be valid until the first of the following two dates to occur: the date that is one year from the date your vote is submitted and the date the Annual Meeting is completed.

If you are a joint owner of the shares being voted, by clicking the Submit Your Vote button, you attest that all owners of such shares have consented to the authorization of this proxy.

If you are holding the shares being voted as an executor, administrator, trustee, guardian, or attorney-in-fact, or if you are an officer of a corporate stockholder, by clicking the Submit Your Vote button, you attest that you have the authority to authorize this proxy.

To submit your vote, please click the button below. (Your vote will not be counted until the Submit Your Vote button is clicked).


                               SUBMIT YOUR VOTE


If you encounter difficulties in voting electronically, please complete the proxy card you received and mail it in the envelope provided to you.

                                                                          [LOGO]

                              WELLS FARGO & COMPANY
                              420 MONTGOMERY STREET
                         SAN FRANCISCO, CALIFORNIA 94104

                       2002 ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, APRIL 23 2002
                        1:00 p.m., Pacific daylight time

WELLS FARGO & COMPANY
420 Montgomery Street, San Francisco, California 94104                     PROXY
--------------------------------------------------------------------------------

   This instruction card is solicited by the Board of Directors of Wells Fargo & Company (the "Company") for use at the Annual Meeting of Stockholders on
    Tuesday, April 23, 2002 at 1:00 p.m., Pacific daylight time, from persons who participate in the Wells Fargo Financial Thrift and Profit Sharing Plan
                     (the "Thrift and Profit Sharing Plan").

By signing this instruction card, the undersigned revokes any prior instructions, and hereby instructs JPMorgan Chase Bank, as Trustee, to exercise the voting rights relating to any shares of the Company's common stock allocable to his or her Thrift and Profit Sharing account as of March 5, 2002, at the Annual Meeting or any adjournments or postponements thereof as specified on this instruction card.

This instruction card must be returned to Wells Fargo Bank Minnesota, N.A., as tabulation agent (the "Agent") for JPMorgan Chase Bank by April 18, 2002. The Agent will tabulate the votes from all participants received by the deadline for the Trustee and the Trustee will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the Thrift and Profit Sharing Plan according to these ratios.

        The Board of Directors recommends a vote "FOR" Items 1, 2, and 3.

Item 1. Election of directors:

   01 Leslie S. Biller       06 Susan E. Engel
   02 J.A. Blanchard III     07 Robert L. Joss
   03 Michael R. Bowlin      08 Reatha Clark King
   04 David A. Christensen   09 Richard M. Kovacevich
   05 Spencer F. Eccles      10 Richard D. McCormick

                                                     [ ] Vote FOR all nominees
   11 Cynthia H. Milligan    16  Susan G. Swenson        (except as marked)
   12 Benjamin F. Montoya    17  Michael W. Wright
   13 Philip J. Quigley                              [ ] Vote WITHHELD from
   14 Donald B. Rice                                     all nominees
   15 Judith M. Runstad

 (Instructions: To withhold authority to vote for   ----------------------------
   any indicated nominee, write the number(s) in
          the box provided to the right.)           ----------------------------

Item 2. Proposal to approve an increase in the shares available for awards under the Long-Term Incentive Compensation Plan.

                                                 [ ] For [ ] Against [ ] Abstain

               |                                                |
              \|/      Please fold here - Do not separate      \|/
--------------------------------------------------------------------------------

Item 3. Proposal to ratify appointment of KPMG LLP as independent auditors for the year 2002.

                                                 [ ] For [ ] Against [ ] Abstain

           The Board of Directors recommends a vote "AGAINST" Item 4.

Item 4. Stockholder proposal requesting elimination of the Company's rights plan.

                                                 [ ] For [ ] Against [ ] Abstain

Item 5. In the proxies' discretion, to vote on any other matter properly before the annual meeting, or any adjournment or postponement thereof.

IF THIS INSTRUCTION AND PROXY CARD IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3, AGAINST ITEM 4, AND IN THE MANNER SET FORTH IN ITEM 5 ABOVE.

This instruction card will be valid until the first of the following two dates to occur: the date that is one year from the date shown below and the date the Annual Meeting is completed.


     PLEASE SIGN, DATE, AND RETURN THIS INSTRUCTION CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

Address change?  Mark Box [ ]
Indicate changes below:                    Dated _______________________, 2002

                                Please sign exactly as name appears on this card
                                ------------------------------------------------


                                ------------------------------------------------
                                Signature(s) in Box
                                If held in joint tenancy, all persons must sign. Trustees, administrators, etc., etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this card.

                   2002 ANNUAL MEETING - WELLS FARGO & COMPANY

                             Telephone Voting Script
                              Proposal by Proposal

--------------------------------------------------------------------------------
Speech 1 Welcome. Please enter the three digit company number located in the box on the upper right hand corner of the proxy card.
--------------------------------------------------------------------------------
Speech 2 Thank you for voting your Wells Fargo & Company proxy. Your telephone vote authorizes the individuals named on the front of the proxy card to vote your shares at the annual meeting in the same manner as if you marked, signed and returned this card, including the grant of discretionary authority referenced on this card. Before voting, please read all the instructions and other information that appear on the back of your proxy card under "Vote by Telephone."
--------------------------------------------------------------------------------
Speech 3 Please enter your seven digit NUMERICAL Control Number that is located in the box, directly under your company number.
--------------------------------------------------------------------------------
Speech 4 To vote as the Wells Fargo & Company Board recommends on ALL items, Press "1" now.

                  System goes to Closing A
--------------------------------------------------------------------------------
Speech 5          To vote on each item separately, Press "0" now.

Speech 5A         Item 1: To vote for ALL nominees, Press "1"; to withhold
                  authority from ALL nominees, Press "9"; to withhold authority from an individual nominee, Press "0."

                  Make your selection now.

                  If "0" is pressed, system goes to Speech 6B.
--------------------------------------------------------------------------------
Speech 5B         Enter the two digit number that appears next to the nominee you DO NOT wish to vote for.

                  Press "1" to withhold authority from another nominee, or Press "0" if you have completed voting on Directors.

                  If "1" is pressed, repeat - "Enter the two digit number...."

                  If "0" is pressed, go to Item 2, Speech 6.
--------------------------------------------------------------------------------
Speech 6          Item 2: To vote FOR, Press "1"; AGAINST, Press "9"; ABSTAIN,
                  Press "0".
--------------------------------------------------------------------------------
Speech 7          Item 3: To vote FOR, Press "1"; AGAINST, Press "9"; ABSTAIN,
                  Press "0".
--------------------------------------------------------------------------------
Speech 8          Item 4: To vote FOR, Press "1", AGAINST, Press "9", ABSTAIN,
                  Press "0".

                  After completion - Go to Closing B
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Closing A         You voted as the Board recommended. If this is correct, Press
                  "1"; if incorrect, Press "0."

                  If "1" is pressed, go to Speech 9. If "0" is pressed, go to
                  Speech 10.
--------------------------------------------------------------------------------
Closing B         Your votes have been cast as follows:

                           Item 1: FOR ALL; WITHHOLD AUTHORITY FOR ALL; WITHHOLD AUTHORITY FOR NOMINEE NUMBER(s) __, __. __, (etc.) (for more than one)

                           Item 2: FOR, AGAINST, ABSTAIN

                  and so on, for each item.

                  If this is correct, Press "1" now; if incorrect, Press "0."

                  If "1" is pressed, go to Speech 9. If "0" is pressed, go to
                  Speech 10.
--------------------------------------------------------------------------------
Speech 9          Thank you for voting.
--------------------------------------------------------------------------------
Speech 10         Your authorization to vote your shares has been canceled.
                  Please call back to try again, or if you have decided not to vote your shares by telephone, then sign, mark and return your proxy card in the envelope provided. Thank you.
--------------------------------------------------------------------------------

                              WELLS FARGO & COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 2002


To the Holders of
Common Stock of Wells Fargo & Company:

         The annual meeting of stockholders of Wells Fargo & Company (the "Company") will be held in the Penthouse Boardroom, 420 Montgomery Street, San Francisco, California, on Tuesday, April 23, 2002, at 1:00 p.m., Pacific daylight time. The purpose of the meeting is to:

         1.       Elect directors.

         2. Vote on a proposal to increase the number of shares of common stock available for awards under the Long-Term Incentive Compensation Plan by 50,000,000.

         3. Vote on a proposal to ratify the appointment by the Board of Directors of KPMG LLP to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2002.

         4. Vote on a stockholder proposal requesting that the Board of Directors eliminate the Company's rights plan.

         5. Act on any other matters that may properly come before the meeting.

         The Board recommends that stockholders vote FOR the director nominees named in the proxy statement, FOR Items 2 and 3, and AGAINST Item 4.

         Only holders of common stock at the close of business on March 5, 2002 may vote at the annual meeting or at any adjournment thereof. A list of stockholders of record who may vote at the meeting will be available during business hours for any stockholder of the Company to examine for any purpose relevant to the meeting. The list will be available for at least ten days before the meeting at the office of the General Counsel of the Company, 633 Folsom Street, San Francisco, California.


                                        By Order of the Board of Directors,



                                        Laurel A. Holschuh
                                        Secretary

March 20, 2002


PLEASE SEE THE REVERSE SIDE OF THIS NOTICE FOR IMPORTANT INFORMATION REGARDING THE DELIVERY OF WELLS FARGO & COMPANY'S ANNUAL REPORT FOR 2001 AND PROXY STATEMENT FOR THE 2002 ANNUAL MEETING.

Dear Wells Fargo & Company Stockholder:


Enclosed is a proxy card or instruction/proxy card with voting instructions for the 2002 Annual Meeting of Stockholders. If you are a registered stockholder sharing the same address and last name as other stockholders, please see the information below under the heading "Registered Stockholder Householding." If you are an employee who participates in the Wells Fargo & Company 401(k) Plan (the "401(k) Plan") and/or the Wells Fargo & Company Stock Purchase Plan (the "Stock Purchase Plan"), please see the information below under the heading "Employee Electronic Access to Annual Report and Proxy Statement."

Registered Stockholder Householding

Only one annual report for the year ended 2001 and one proxy statement for the 2002 annual meeting are being delivered to multiple stockholders of record who share the same address and last name unless Wells Fargo received contrary instructions from an affected stockholder. This practice is known as "householding." Proxy cards for each Wells Fargo stockholder residing at your address have been mailed under separate cover. Enclosed is your proxy card and voting instructions. If you would like to receive a separate paper copy of the annual report or proxy statement, please contact Wells Fargo Bank Minnesota, N.A., Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854, Attention:
Admin/WELLS FARGO; 1-651-552-6974 or 1-800-689-8788. Please include your full name, address, and account number with any correspondence.

Employee Electronic Access to Annual Report and Proxy Statement

If you participate in the 401(k) Plan and had shares of Wells Fargo common stock allocated to your 401(k) Plan account on March 5, 2002, you are entitled to give confidential instructions to Wells Fargo Bank Minnesota, N.A., as the plan trustee for the 401(k) Plan, on how to vote on the proposals being submitted to stockholders at Wells Fargo's annual meeting.

If you participate in the Stock Purchase Plan, you are entitled to vote any shares of Wells Fargo common stock credited to your Stock Purchase Plan account on March 5, 2002, on the proposals being submitted to stockholders at Wells Fargo's annual meeting.

As an employee participant in the 401(k) Plan and/or the Stock Purchase Plan who has access to the Company's e-mail system, you will have received the annual report and proxy statement by electronic delivery the week of March 25, 2002. Please follow the instructions in the e-mail to open the annual report and proxy statement or to request paper copies. Enclosed is your instruction/proxy card and voting instructions.


           YOUR VOTE IS IMPORTANT! PLEASE TAKE A MOMENT TO REVIEW THE
            PROXY MATERIALS AND VOTE YOUR SHARES AS SOON AS POSSIBLE.